Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-230982
333-230982-01
333-230982-02

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
1.750% Senior Notes due 2026	$350,000,000	99.870%	$349,545,000	$38,135.36

(1)	Calculated in accordance with Rule 457(r) and Rule 457(o) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 23, 2021)

$350,000,000

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

1.750% Senior Notes due 2026

Guaranteed by Genpact Limited

Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and company register under number B131.149 (the “Luxembourg Co-Issuer”), and Genpact USA, Inc., a Delaware corporation (the “U.S. Co-Issuer” and each, an “Issuer” and together, the “Issuers”) are offering $350,000,000 aggregate principal amount of 1.750% Senior Notes due 2026 (the “notes”). The notes will mature on April 10, 2026.

The Issuers will pay interest on the notes semi-annually in arrears on April 10 and October 10 of each year, commencing on October 10, 2021. The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the notes as described in “Description of Notes—Interest Rate Adjustment.”

The Issuers may redeem the notes, in whole or in part, from time to time at their option, prior to March 10, 2026 (the date that is one month prior to the maturity of the notes), at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus a specified “make-whole” premium and accrued and unpaid interest, if any, to, but not including, the redemption date, and on or after March 10, 2026, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes—Optional Redemption.” If we experience a change of control repurchase event, the Issuers will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.” The Issuers may redeem the notes at their option, at any time in whole but not in part, in the event of certain developments affecting taxation described under “Description of Notes—Redemption for Taxation Reasons.”

The notes will be the Issuers’ senior unsecured obligations. The notes will be fully and unconditionally guaranteed (the “guarantee”) on a senior unsecured basis by Genpact Limited (the “Parent Guarantor”) as described under “Description of Notes—Genpact Guarantee.” The notes and the guarantee will rank pari passu in right of payment with all senior and unsecured debt of the Issuers and the Parent Guarantor and will rank senior in right of payment to all of the Issuers’ and the Parent Guarantor’s future subordinated debt. The notes will be effectively subordinated to all of the Issuers’ and the Parent Guarantor’s existing and future secured debt to the extent of the value of the assets securing such debt. The notes will be structurally subordinated to all of the existing and future debt and other liabilities of the Parent Guarantor’s subsidiaries (other than the Issuers), including the liabilities of certain subsidiaries pursuant to our senior credit facility. See “Description of Notes—Ranking.”

Investing in the notes involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus before you make an investment in the notes.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price (1)	Underwriting Discount	Proceeds Before Expenses to the Issuers
Per Note	99.870%	0.400%	99.470%
Total	$349,545,000	$1,400,000	$348,145,000

(1)	Plus accrued interest, if any, from March 26, 2021.

The notes will not be listed on any securities exchange. Currently, there is no public trading market for the notes. The underwriters expect to deliver the notes in global form through the book-entry system of The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), on or about March 26, 2021.

Joint Book-Running Managers

Citigroup	Morgan Stanley		Wells Fargo Securities

BofA Securities	Credit Agricole CIB	J.P. Morgan	TD Securities

The date of this prospectus supplement is March 23, 2021.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We do not take responsibility for any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

Nor do this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

As used in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “Genpact,” “we,” “us,” “our” and “the Company” refer to Genpact Limited and its subsidiaries as a combined entity and “Issuers” refers to Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and company register under number B131.149, and Genpact USA, Inc., a Delaware corporation.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering and the notes offered hereby. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates.

This prospectus supplement has not been approved by and will not be submitted for approval to (i) the Luxembourg financial sector regulator (the Commission de surveillance du secteur financier) for the purposes of a public offering or sale of the notes in Luxembourg, (b) admission to the official list of the Luxembourg Stock Exchange (“LuxSE”) or (c) trading on the LuxSE’s regulated market or (ii) the LuxSE for the purposes of admitting the notes to the official list of the LuxSE and trading on the LuxSE’s Euro MTF market (the “Euro MTF Market”). Accordingly, the notes may not be offered or sold to the public in Luxembourg, directly or indirectly, or listed or traded on the LuxSE’s regulated market or the Euro MTF Market, and neither this prospectus supplement nor any other circular, prospectus, form of application, advertisement or other material may be distributed, or otherwise made available in or from, or published in, Luxembourg except in circumstances

S-ii

which do not constitute a public offer of securities to the public subject to prospectus requirements in accordance with Regulation (EU) 2017/1129 of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and repealing Directive 2003/71/EC, as amended or the Luxembourg act of July 16, 2019 on prospectuses for securities, as applicable.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Prohibition of Sales to EEA Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of notes. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Prohibition of Sales to UK Retail Investors—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

S-iii

References in this prospectus supplement to “U.S. dollars,” “U.S. $,” “dollar” or “$” are to the currency of the United States of America.

We expect to deliver the notes on or about March 26, 2021, which will be the third business day after the date of this prospectus supplement (such settlement cycle being herein referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery date may be required to specify an alternate settlement cycle at the time of trade to prevent a failed settlement. Investors who wish to trade the notes prior to the delivery date should consult their own advisors.

We disclaim any responsibility to advise prospective purchasers regarding any matters that may affect the purchase or holding of, or receipt of payments on, the notes. You should consult your own legal, tax and business advisors regarding an investment in the notes.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

S-iv

ENFORCEABILITY OF CIVIL LIABILITIES

The Luxembourg Co-Issuer is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg. The Parent Guarantor is an exempted company organized under the laws of Bermuda. A significant portion of our assets and operations are located, and our revenues are derived, outside the United States. As a result, investors may be unable to enforce judgments against the Luxembourg Co-Issuer or the Parent Guarantor obtained in United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. For more information, see “Luxembourg Law Considerations—Enforcement of Civil Liability Judgments under Luxembourg Law” and “Bermuda Law Considerations—Enforcement of Civil Liability Judgments under Bermuda Law.”

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. In particular, you should consider the numerous risks outlined in the section of this prospectus supplement entitled “Risk Factors,” as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in the markets in which we operate;

•

political, economic or business conditions in countries where we have operations or where our clients operate, including related to the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, and heightened economic and political uncertainty within and among other European Union member states;

•	expected spending on business process outsourcing, information technology and digital transformation services by clients;

•	foreign currency exchange rates;

•	our ability to convert bookings to revenue;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	the impact of the COVID-19 pandemic and related response measures on our business, results of operations and financial condition;

•	our ability to develop and successfully execute our business strategies;

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;

S-vi

•	telecommunications or technology disruptions or breaches, natural or other disasters, or medical epidemics or pandemics, including the COVID-19 pandemic;

•

our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of tax policy changes in India, and our ability to effectively execute our tax planning strategies;

•	our dependence on revenues derived from clients in the United States and Europe and clients that operate in certain industries, such as the financial services industry;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to maintain pricing and employee utilization rates;

•	our ability to hire and retain enough qualified employees to support our operations;

•	increases in wages in locations in which we have operations;

•	our ability to service our defined contribution and benefit plans payment obligations;

•	clarification as to the possible retrospective application of a judicial pronouncement in India regarding our defined contribution and benefit plans payment obligations;

•	our relative dependence on the General Electric Company (“GE”) and our ability to maintain our relationships with divested GE businesses;

•

financing terms, including, but not limited to, changes in the London Interbank Offered rate, or LIBOR, including the pending global phase-out of LIBOR, the development of alternative rates, including the Secured Overnight Financing Rate, and changes to our credit ratings;

•

our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	restrictions on visas for our employees traveling to North America and Europe;

•	fluctuations in currency exchange rates between the currencies in which we transact business;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships on attractive terms;

•	legislation in the United States or elsewhere that restricts or adversely affects demand for business process outsourcing, information technology and digital transformation services offshore;

•	increasing competition in our industry;

•	our ability to protect our intellectual property and the intellectual property of others;

•	deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings; and

•	unionization of any of our employees.

S-vii

Although we believe the expectations reflected in the forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations. You are advised, however, to consult any further disclosures we make on related subjects in our Reports on Form 10-K, Form 10-Q and Form 8-K to the SEC. See “Where You Can Find More Information” and “Incorporation By Reference.”

S-viii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive technical reference only.

S-ix

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded.

This prospectus supplement incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the notes under this prospectus supplement is terminated or completed:

•	Genpact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021;

•

The portions of Genpact’s Proxy Statement on Schedule 14A, filed with the SEC on April  9, 2020, incorporated by reference into Genpact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020; and

•	Genpact’s Current Reports on Form 8-K, as filed with the SEC on March 23, 2021.

You may request a copy of these filings, which we will deliver to you at no cost, by writing or calling us at the following address and telephone number:

Genpact Limited c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Attn: Investor Relations

Telephone: (646) 624-5913

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SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the notes. For a more complete understanding of the Company and this offering, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

For purposes of this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Genpact,” “we,” “us,” “our” and “the Company” refer to Genpact Limited and its subsidiaries as a combined entity and the term “the Issuers” refers to Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and company register under number B131.149, and Genpact USA, Inc., a Delaware corporation.

The Business

Genpact is a global professional services firm that makes business transformation real. We drive digital-led innovation and run digitally-enabled intelligent operations for our clients, guided by our experience over time running thousands of processes for hundreds of Fortune Global 500 companies. We have approximately 96,500 employees serving clients in key industry verticals from more than 30 countries. Our 2020 total net revenues were $3.7 billion.

In 2020, our agility and culture of embracing change allowed us to rapidly adapt to meet client needs and pivot to new ways of working. We believe we demonstrated the strength and resilience of our business model and provided predominantly non-discretionary solutions and services to our clients. We continued to follow a strategy focused on delivering differentiated, domain-led solutions in a focused set of geographies, industry verticals and service lines. During the year we made acquisitions in two focus areas—experience-led transformation and data and analytics—and continued to invest in our existing digital capabilities and domain expertise, all in an effort to accelerate the business outcomes we can drive for our clients.

Our Approach

Many of our client solutions are embedded with our Digital Smart Enterprise ProcessesSM (“Digital SEPs”), a patented and highly granular approach to dramatically improving the performance of business processes to help drive client outcomes. Our Digital SEPs combine Lean Six Sigma methodologies—which reduce inefficiency and improve process quality—with advanced domain-specific digital technologies, drawing on our industry acumen, our expertise in Artificial Intelligence (“AI”) and experience-centric principles, and our deep understanding of how businesses run. Digital SEPs test the effectiveness of client processes using best-in-class benchmarks developed by mapping and analyzing millions of client transactions across thousands of end-to-end business processes. In this way, we identify opportunities for improving clients’ operations by applying our deep process knowledge and process-centric technologies to transform them.

Our platform, Genpact Cora, has the ability to integrate our proprietary automation, analytics and AI technologies with those of our strategic partners into a unified offering. It draws insights from our deep domain and operations expertise in our target industries and service lines to create data- and analytics-based solutions that are focused on improving customer and user experience to accelerate clients’ digital transformations.

Domain-Led Digital Transformation

Industry disruption is pervasive, driven by an explosion in digital technologies, new competitors, and shifting market dynamics. In this environment, companies need industry-tailored solutions to reimagine their business models end-to-end and adapt to rapid change.

These organizations seek partners that can improve productivity while creating competitive advantages and driving business outcomes, such as expanded market share, seamless customer experiences, increased revenue, working capital improvement, increased profitability, and minimized risk and loss. We believe our approach to business transformation, enabled through combining our deep industry and process expertise with our advanced skills in digital and analytics, differentiates us from our competitors.

We partner with clients to show them how new digital solutions can drive business outcomes. We apply design thinking to make the most of human capabilities, domain expertise and innovative technology, and create solutions designed to quickly and aptly meet client objectives. The results can include quick-turnaround prototypes that clients can install and test in their own environments.

We enable domain-led digital transformation for our clients primarily in two ways: designing and running Intelligent OperationsSM and providing digital-led Transformation Services.

Intelligent Operations. Our Intelligent Operations embed digital, advanced analytics and cloud-based offerings into our business process outsourcing solutions to automate and transform our clients’ operations. This allows enterprises to be more flexible and helps them focus on high-value work to better compete in their industries. Our solutions also include our IT services that provide end-user computing support, infrastructure management (including cloud, service integration and management and cybersecurity), application production support and database management.

Transformation Services. Our transformation services include our digital solutions, consulting services, and analytics offerings.

Digital: We help our clients harness the power of digital technologies. Our Genpact Cora platform helps us design and implement digital solutions, making use of advanced technologies, AI, cloud-based software-as-a-service (“SaaS”) offerings, robotic process automation and dynamic workflow.

Consulting: Our consulting practice, which includes digital, AI and cloud experts, helps clients:

•	Get a complete picture of how they run their operations across their organization in our areas of focus;

•	Measure how their operating processes compare to industry best practices;

•	Create custom roadmaps to help them deliver business outcomes; and

•	Train client teams to execute on our recommendations.

Analytics: We use data and advanced analytics to help our clients make timely, informed and insight-based decisions. We offer analytics services and solutions in areas where we have domain expertise, both on a standalone basis and embedded in our other service offerings. We use quantitative and qualitative methods to analyze a client’s data to help them assess new business opportunities, manage risk, and make better business decisions. We have recently expanded our capabilities in providing foundational data engineering and cloud-based data and analytics advisory services through our December 2020 acquisition of Enquero, Inc.

We are also building and driving solutions around experience-led transformation. Using human-centric design, we help clients build new products and services, create digital workspaces, and drive customer, client, employee and partner engagement. We have significantly expanded our capabilities in experience, commerce and mobile application development in the past two years with the acquisitions of SomethingDigital.Com LLC in 2020, which added significant capabilities in digital commerce, and Rightpoint Consulting, LLC in 2019, which built on existing capabilities gained from our previous acquisitions of TandemSeven, Inc. and Endeavour Software Technologies Private Limited. Combined with our domain expertise, these acquisitions enhance our ability to bring end-to-end digital commerce solutions to the marketplace.

Corporate Information

Genpact is a publicly traded Bermuda company. Genpact’s common stock is listed on the New York Stock Exchange under the symbol “G.” Genpact’s registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda and Genpact’s telephone number is (441) 298-3300.

Genpact’s website is www.genpact.com. The information and other content contained on Genpact’s website is not part of this prospectus supplement.

The Offering

The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that may be important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under “Description of Debt Securities and Guarantees.” In this subsection, “we”, “us” and “our” refer only to the Issuers.

Issuers	Genpact Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 12F, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Luxembourg trade and company register under number B131.149, and Genpact USA, Inc., a Delaware corporation.

Guarantees	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor. See “Description of Notes—Genpact Guarantee.”

Securities Offered	$350,000,000 aggregate principal amount of 1.750% Senior Notes due 2026.

Maturity Date	April 10, 2026.

Interest	Subject to “Interest Rate Adjustment” below, interest on the notes will accrue at a rate of 1.750% per year from March 26, 2021.

Interest Payment Dates	The notes will pay interest semi-annually, in cash in arrears, on April 10 and October 10 of each year, commencing on October 10, 2021.

Interest Rate Adjustment	The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the notes. See “Description of Notes—Interest Rate Adjustment.”

Ranking	The notes and the guarantee will be our and the Parent Guarantor’s general unsecured senior indebtedness and will:

•	rank senior in right of payment to any of our and the Parent Guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes or the guarantee;

•

rank pari passu in right of payment to all of our and the Parent Guarantor’s existing and future senior and unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes or the guarantee;

•

be effectively subordinated to all of our and the Parent Guarantor’s existing and future secured indebtedness and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations; and

•

be structurally subordinated to all existing and future obligations and other liabilities (including trade payables) of each of the Parent Guarantor’s subsidiaries (other than the Issuers), including the liabilities of certain subsidiaries pursuant to Genpact’s senior credit facility.

See “Description of Notes—Ranking.”

As of December 31, 2020, Genpact had outstanding indebtedness of $1.6 billion, all of which was unsecured, and total undrawn availability of $247.7 million under Genpact’s revolving credit facility, subject to certain conditions, including compliance with certain financial covenants.

Upon the closing of the offering of the notes, the U.S. Co-Issuer will become a guarantor of the Luxembourg Co-Issuer’s 3.700% Senior Notes due 2022 (the “2022 Notes”) and 3.375% Senior Notes due 2024 (the “2024 Notes”).

As of December 31, 2020, Genpact Limited’s subsidiaries (other than the Issuers) had total liabilities, including trade payables and liabilities under Genpact’s senior credit facility (but excluding intercompany liabilities and intercompany loans), of $1.40 billion and total assets (excluding intercompany receivables, intercompany loans and investment in subsidiaries) of $4.73 billion. In addition, for the fiscal year ended December 31, 2020, excluding intercompany receivables, intercompany loans, intercompany recoveries or charges and investment in subsidiaries, Genpact Limited’s subsidiaries (other than the Issuers) generated substantially all of Genpact’s consolidated net income and total revenues.

Additional Amounts	We and the Parent Guarantor will make all payments in respect of the notes or the guarantee, including principal and interest payments, without deduction or withholding for or on account of any present or future taxes or other governmental charges in Luxembourg, Bermuda or the United States, unless we or the Parent Guarantor are obligated by law to deduct or withhold such taxes or governmental charges. If we or the Parent Guarantor are obligated by law to deduct or withhold taxes or governmental charges in respect of the notes or the guarantee, subject to certain exceptions, we or the Parent Guarantor, as applicable, will pay to the holders of the notes additional amounts so that the net amount received by the holders after any deduction or withholding will not be less than the amount the holders would have received if those taxes or governmental charges had not been withheld or deducted. Notwithstanding the foregoing, no such additional amounts will be paid with respect to any deduction or withholding of taxes or other governmental charges in the United States. See “Description of Notes—Additional Amounts.”

Redemption for Taxation Reasons	If we become obligated to pay any additional amounts as a result of any change in the law of certain relevant taxing jurisdictions that becomes effective after the date on which the notes are issued (or, on the date the relevant taxing jurisdiction becomes applicable, if later), we may redeem the notes at our option in whole, but not in part, at any time at a price equal to 100% of the principal amount thereof, plus additional amounts and any accrued and unpaid interest to, but not including, the date of redemption. See “Description of Notes—Redemption for Taxation Reasons.”

Optional Redemption	We may redeem the notes, in whole or in part, from time to time at our option, prior to March 10, 2026 (the date that is one month prior to the maturity of the notes), at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus a specified “make-whole” premium and accrued and unpaid interest, if any, to, but not including, the redemption date, and on or after March 10, 2026, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes—Optional Redemption.”

Change of Control Repurchase Event	If we experience a change of control repurchase event, the Issuers will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.”

Certain Covenants	The indenture that will govern the notes contains covenants that, among other things, restrict our ability, with significant exceptions, to:

•	incur debt secured by liens;

•	engage in certain sale and leaseback transactions; and

•	consolidate, merge, convey or transfer our assets substantially as an entirety.

See “Description of Notes—Certain Covenants.”

No Prior Market	The notes will be new securities for which there is currently no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained. See “Risk Factors.”

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the Luxembourg Co-Issuer’s 2022 Notes at or prior to their maturity on April 1, 2022 or repaying outstanding loans under Genpact’s revolving credit facility. Currently, there is approximately $350 million in aggregate principal amount of 2022 Notes outstanding. See “Use of Proceeds.”

Conflicts of Interest	As described in “Use of Proceeds,” the net proceeds of this offering may be used to repay or redeem the 2022 Notes at or prior to their maturity on April 1, 2022 and repay outstanding loans under our revolving credit facility. As of the date of this prospectus supplement, Genpact has approximately $150 million of outstanding loans under its revolving credit facility. Certain of the underwriters or their affiliates may hold some of the Luxembourg Co-Issuer’s outstanding 2022 Notes and/or may be lenders under Genpact’s revolving credit facility. To the extent that the underwriters or their affiliates own any of the 2022 Notes and/or are lenders under the Credit Agreement, they may receive a portion of the net proceeds of this offering. Because more than 5% of the proceeds of this offering, not including underwriting discount, may be received by affiliates of the underwriters, this offering is being conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of debt securities that are investment grade rated.

Tax Consequences	For a discussion of the possible Luxembourg, Bermuda, and U.S. federal income tax consequences of an investment in the notes, see “Certain Luxembourg, Bermuda and U.S. Federal Income Tax Consequences.” You should consult your own tax advisor to determine the Luxembourg, Bermuda and U.S. federal, state, local and other tax consequences of an investment in the notes.

Denomination	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

Governing Law	State of New York.

For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg act dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Companies Act 1915”) are not applicable to the notes. No holder of any notes may initiate proceedings against the Luxembourg Co-Issuer based on article 470-21 of the Luxembourg Companies Act 1915.

Trustee	Wells Fargo Bank, National Association.

Risk Factors	An investment in the notes involves risk. You should consider carefully the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

Summary Historical Consolidated Financial Information

The following tables set forth our summary historical financial information for each of the periods ended on, and as of, the dates indicated below. The summary historical financial information presented below for the years ended December 31, 2020, 2019 and 2018 has been derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

These historical results are not necessarily indicative of the results to be expected in the future. The summary historical consolidated financial and other data presented below does not contain all of the information you should consider before deciding whether to invest in the notes, and should be read in conjunction with the sections entitled “Use of Proceeds” and “Capitalization” herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our consolidated financial statements, and notes thereto, incorporated by reference in this prospectus supplement.

	Year Ended December 31,
	2018	2019	2020
	(dollars in millions)
Statement of income data:
Total net revenues.	$3,000.8	$3,520.5	$3,709.4
Net revenues—GE	$268.2	$478.1	$458.9
Net revenues—Global Clients	$2,732.6	$3,042.5	$3,250.5
Income from operations	$348.2	$429.4	$438.7
Net income attributable to Genpact Limited shareholders	$282.0	$304.9	$308.3

Statement of cash flows data:
Net cash provided by operating activities	$339.5	$427.9	$584.3
Net cash used for investing activities	$(276.1)	$(357.1)	$(266.4)
Net cash (used for)/provided by financing activities	$(135.2)	$39.6	$(92.0)

Other:
Adjusted income from operations (1)	$473.3	$558.8	$588.8
Adjusted EBITDA (1)	$510.2	$583.5	$660.4

	As of December 31,
	2019	2020
	(dollars in millions)
Balance sheet data:
Cash and cash equivalents	$467.1	$680.4
Total assets (2)	$4,454.2	$4,873.5
Long-term debt, including current portion	$1,373.3	$1,340.9

(1)

Adjusted income from operations and Adjusted EBITDA are non-GAAP financial measures. We calculate Adjusted income from operations as net income attributable to Genpact Limited shareholders, excluding (i) foreign exchange (gains) losses, net, (ii) interest (income) expense, net, (iii) income tax expense, (iv) stock-based compensation, (v) amortization and impairment of acquired intangible assets, (vi) restructuring expenses and (vii) acquisition-related expenses. We calculate Adjusted EBITDA as net income attributable to Genpact Limited shareholders, excluding (i) depreciation, amortization and impairment, (ii) acquisition-related expenses, (iii) interest (income) expense, net, (iv) income tax expense and (v) restructuring expenses. Analysts, investors and other interested parties frequently use Adjusted income from operations and Adjusted EBITDA as performance measures, and our management believes that providing these non-GAAP financial measures allows investors to make additional comparisons between our operating results and those of other companies and to understand our ongoing operations. Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures should be carefully evaluated.
(2)

On January 1, 2020, we adopted Accounting Standard Update No. 2016-13, Financial Instruments-Credit Losses (Topic 326). Prior period amounts have not been adjusted under the modified retrospective method.

The following table provides a reconciliation of Adjusted income from operations and Adjusted EBITDA to net income attributable to Genpact Limited shareholders, the most directly comparable GAAP financial measure, for the fiscal years ended December 31, 2020, 2019 and 2018. As a supplement, the table also provides a reconciliation of Adjusted income from operations to income from operations for the fiscal years ended December 31, 2020, 2019 and 2018.

Reconciliation of Adjusted Income From Operations and Adjusted EBITDA

(In thousands)

	Year Ended December 31,
	2018	2019	2020
Net income attributable to Genpact Limited shareholders	$282,019	$304,881	$308,276
Foreign exchange (gain) loss, net	(15,239)	(7,729)	(7,482)
Interest (income) expense, net	37,119	43,458	48,960
Income tax expense	80,763	94,536	92,201
Stock-based compensation	48,998	83,885	74,008
Amortization and impairment of acquired intangible assets	37,292	31,458	43,648
Restructuring expenses	—	—	26,547
Acquisition-related expenses	2,362	8,352	2,650

Adjusted income from operations	$473,314	$558,841	$588,808

Income from operations	$348,152	$429,376	$438,717
Stock-based compensation	48,998	83,885	74,008
Amortization and impairment of acquired intangible assets	37,292	31,458	43,648
Acquisition-related expenses	2,362	8,352	2,650
Other income (expense), net	35,761	5,786	3,238
Restructuring expenses	—	—	26,547
Net loss attributable to redeemable non-controlling interest	761	—	—
Equity-method investment activity, net	(12)	(16)	—

Adjusted income from operations	$473,314	$558,841	$588,808

Net income attributable to Genpact Limited shareholders	$282,019	$304,881	$308,276
Depreciation, amortization and impairment	107,983	132,224	181,765
Acquisition-related expenses	2,362	8,352	2,650
Interest (income) expense, net	37,119	43,458	48,960
Restructuring expenses	—	—	26,547
Income tax expense	80,763	94,536	92,201

Adjusted EBITDA	$510,246	$583,451	$660,398

RISK FACTORS

Investing in the notes involves risk. You should carefully consider the following risks, along with all of the risks and other information provided or referred to in this prospectus supplement and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2020, before making any investment decisions with respect to the notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also harm our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the notes could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the occurrence of one or more of the factors described in the following risk factors. See “Forward- Looking Statements.”

Risks Related to the Notes and this Offering

Payment of required principal and interest on the notes will be dependent on cash flow generated by the Parent Guarantor’s subsidiaries (other than the Issuers), which may be subject to limitations beyond our control.

Our subsidiaries (other than the Issuers) will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Claims of holders of the notes will therefore be structurally subordinated to all of the existing and future liabilities, including trade payables, of any subsidiary (other than the Issuers) such that, in the event of an insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiary (other than the Issuers), all of that subsidiary’s creditors (including trade creditors) would be entitled to payment in full out of that subsidiary’s assets before the holders of the notes would be entitled to any payment. Claims of holders of the notes will also be structurally subordinated to the liabilities of certain subsidiaries pursuant to their liabilities under our senior credit facility.

As of December 31, 2020, our subsidiaries (other than the Issuers) had total liabilities, including trade payables and liabilities under our senior credit facility (but excluding intercompany liabilities and intercompany loans), of $1.40 billion and total assets (excluding intercompany receivables, intercompany loans and investment in subsidiaries) of $4.73 billion. In addition, for the fiscal year ended December 31, 2020, excluding intercompany receivables, intercompany loans, intercompany recoveries or charges and investment in subsidiaries, our subsidiaries (other than the Issuers) generated substantially all of our consolidated net income and total revenues.

The indenture that will govern the notes does not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of our notes.

The indenture under which the notes will be issued does not limit the amount of debt that we or our subsidiaries may incur. The indenture that will govern the notes does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture that will govern the notes does not limit our ability to pay dividends, make distributions or repurchase our common shares. As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture that will govern the notes and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

There is no established trading market for the notes.

The notes are a new issue of securities for which there is no established trading market. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained for the notes, the market price and liquidity of such notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or at a favorable price.

The notes may also trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions, our financial condition, performance and prospects and prospects for companies in our industry generally. In addition, the liquidity of any trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for investment-grade securities.

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect the market price or liquidity of the notes.

Credit rating agencies rate our debt securities based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading. If the credit rating of the notes is downgraded, or if we are placed on a watch list for possible future downgrading, you may not be able to resell your notes without a substantial discount, and our cost of financing would increase. See “Description of Notes—Interest Rate Adjustment.”

Because your right to require repurchase of the notes is limited, the trading price of the notes may decline if we enter into a transaction that is not a change of control under the indenture that will govern the notes.

The term “change of control repurchase event” under the indenture that will govern the notes is limited and does not include every event that might cause the trading price of the notes to decline. The right of the holders of the notes to require the Issuers to repurchase the notes upon a change of control repurchase event may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, any of which could substantially affect our capital structure and the value of the notes but may not constitute a change of control repurchase event that permits holders to require the Issuers to repurchase their notes. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.”

The Issuers may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event, as defined in the indenture that will govern the notes, each holder of notes will have the right to require the Issuers to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a change of control repurchase event, we cannot assure you that the Issuers would have sufficient financial resources available to satisfy their obligations to repurchase the notes. The Issuers’ failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could result in defaults under the instruments governing our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes. See “Description of Notes—Repurchase at the Option of Holders on Certain Changes of Control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

A change of control repurchase event, as defined in the indenture that will govern the notes, gives each holder of notes the right to require the Issuers to make an offer to repurchase all or any part of such holder’s notes. One of the circumstances under which a change of control, which is a condition to a change of control repurchase event, may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale of less than all of our assets to another person is uncertain.

Credit ratings on the notes may not reflect all risks.

One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above or incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time.

Insolvency laws of Luxembourg or other local insolvency laws may preclude holders of the notes from recovering payments due on the notes and may not be as favorable to you as those of another jurisdiction with which you may be familiar.

The Luxembourg Co-Issuer is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg. In the event that the Luxembourg Co-Issuer experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

The insolvency laws of Luxembourg may not be as favorable to holders of notes as insolvency laws of other jurisdictions with which investors may be familiar. The Luxembourg Co-Issuer is organized and has its center of main interests (centre des intérêts principaux), for the purposes of Regulation (EU) No 2015/848 of the European Parliament and the Council of May 20, 2015 on insolvency proceedings (recast), as amended (the “EU Insolvency Regulation”), in Luxembourg. Accordingly, insolvency proceedings affecting the Luxembourg Co-Issuer would be governed by Luxembourg insolvency laws. The determination of where the Luxembourg Co-Issuer has its “center of main interests” would be a question of fact on which the courts of the different member states may have differing and even conflicting views. It should also be noted that no final decisions have been taken in cases that have been brought before the European Court of Justice in relation to questions of interpretation or the effects of the EU Insolvency Regulation throughout the European Union. Furthermore, “center of main interests” is not a static concept and may change from time to time.

U.S. investors in the notes may have difficulties enforcing certain civil liabilities against the Parent Guarantor or the Luxembourg Co-Issuer in the United States.

The Luxembourg Co-Issuer is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and the Parent Guarantor is an exempted company organized under the laws of Bermuda. A significant portion of the Luxembourg Co-Issuer’s and our assets and operations are located, and the Luxembourg Co-Issuer’s and our revenues are derived, outside the United States. As a result, you may not be able obtain or enforce judgments from U.S. courts against us based on the civil liability provisions of the securities laws of the United States.

The United States and Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards rendered in civil and commercial matters. Similarly, the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Luxembourg or Bermuda courts as contrary to that jurisdiction’s public policy. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in

Luxembourg or Bermuda (and may not be enforceable at all). Similarly, those judgments may not be enforceable in countries other than the United States.

For more information, see “Luxembourg Law Considerations—Enforcement of Civil Liability Judgments under Luxembourg Law” and “Bermuda Law Considerations—Enforcement of Civil Liability Judgments under Bermuda Law.”

The introduction of economic substance requirements in Bermuda could adversely affect us.

Harmful tax practices have become the focus of increased scrutiny from the EU. Following a 2017 assessment by the Code of Conduct Group (Business Taxation), or the COCG, which included Bermuda in a list of jurisdictions required by the EU to address the COCG’s concerns relating to the demonstration of economic substance, the Bermuda Government implemented legislation which brought certain substance requirements into force in 2019 for currently existing Bermuda entities. The introduction of the substance regime in Bermuda may present difficulties for us. Pursuant to the economic substance requirements, core income generating activities carried out by Bermuda companies must be undertaken in Bermuda. To satisfy these requirements, we may be required to conduct additional activities in Bermuda. The substance requirements could be difficult to manage or implement, and compliance with the requirements could be difficult or costly and could have a material adverse effect on us or our operations.

USE OF PROCEEDS

We estimate that the net proceeds from the offering of the notes will be approximately $347 million, after deducting the underwriters’ discount and estimated fees and expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the Luxembourg Co-Issuer’s outstanding 2022 Notes at or prior to their maturity on April 1, 2022 or repaying outstanding loans under Genpact’s revolving credit facility. Currently, there is approximately $350 million in aggregate principal amount of the 2022 Notes outstanding and there are approximately $150 million in outstanding loans under Genpact’s revolving credit facility.

Our revolving credit facility matures August 2023 and bears interest at a rate equal to, at our election, either LIBOR plus a margin of 1.375% per annum or a base rate plus a margin of 0.375% per annum, in each case subject to adjustment based on our debt ratings provided by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. As of December 31, 2020, based on the Luxembourg Co-Issuer’s election and credit rating, the applicable interest rate was equal to LIBOR plus 1.375% per annum. See “Description of Other Indebtedness.”

Certain of the underwriters or their affiliates may hold some of the Luxembourg Co-Issuer’s outstanding 2022 Notes and/or may be lenders under Genpact’s revolving credit facility. To the extent that the underwriters or their affiliates own any of the 2022 Notes and/or are lenders under the Credit Agreement, they may receive a portion of the net proceeds of this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2020, on an actual basis and on an as adjusted basis to give effect to the issuance and sale of the notes and the use of proceeds therefrom as described under ”Use of Proceeds,” and the Company’s repayment of $100.0 million of loans outstanding under the Revolving Credit Facility in January 2021.

The information presented in this table is unaudited and should be read in conjunction with the information under “Use of Proceeds” included elsewhere in this prospectus supplement, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated by reference herein.

	As of December 31, 2020
	Actual	As adjusted
	(U.S. dollars in thousands)
Cash and cash equivalents	$680,440	$927,425

Debt:
Revolving Credit Facility (1)	$250,000	$150,000
Term Loan (including current portion) (2)	593,850	593,850
3.700% Notes due 2022 (3)	349,342	349,342
3.375% Notes due 2024 (4)	397,716	397,716
Notes offered hereby (5)	—	346,985
Finance lease liability (including current portion)	49,024	49,024
Total debt	1,639,932	1,886,917
Total equity	1,834,229	1,834,229

Total capitalization	$3,474,161	$3,721,146

(1)

As of December 31, 2020, there were approximately $2.3 million of letters of credit outstanding under the Revolving Credit Facility. In January 2021, the Company repaid $100.0 million of loans outstanding under the Revolving Credit Facility. We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying loans outstanding under the Revolving Credit Facility. The above table does not reflect any repayment of loans outstanding under the Revolving Credit Facility using the net proceeds from this offering because the exact amount of such repayment, if any, has not yet been determined.

(2)	Net of debt amortization expense of $1.1 million.
(3)

Net of debt amortization expense of $0.7 million. Upon the closing of the offering of the notes, the U.S. Co-Issuer will become a guarantor of the 2022 Notes. We intend to use the net proceeds from this offering for general corporate purposes, which may include repaying or redeeming the 2022 Notes at or prior to their maturity on April 1, 2022. The above table does not reflect any repayment or redemption of the 2022 Notes using the net proceeds from this offering because the exact amount of such repayment or redemption, if any, has not yet been determined.

(4)	Net of debt amortization expense of $2.3 million. Upon the closing of the offering of the notes, the U.S. Co-Issuer will become a guarantor of the 2024 Notes.
(5)	Represents the net proceeds from the offering of the notes after deducting the underwriters’ discount and estimated fees and expenses.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Agreement

Genpact Limited (the “Company”) is party to a credit agreement (the “Credit Agreement”) with the Issuers and Genpact Global Holdings (Bermuda) Limited, as borrowers, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing bank, and the lenders party thereto. The Credit Agreement is comprised of a $680 million term loan facility and a $500 million revolving credit facility. Borrowings under the Credit Agreement may be used for general corporate purposes of the Company and its subsidiaries, including working capital requirements. The Company’s obligations under the Credit Agreement are unsecured.

Interest Rate. Borrowings under the Credit Agreement currently bear interest at a rate equal to, at the election of the Company, either LIBOR plus an applicable margin equal to 1.375% per annum or a base rate plus an applicable margin equal to 0.375% per annum, in each case subject to adjustment based on the Company’s debt ratings provided by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. As of December 31, 2020, based on the Company’s election and credit rating, the applicable interest rate was equal to LIBOR plus 1.375% per annum.

Certain Covenants. The Credit Agreement contains covenants customary for unsecured financings (which are in some cases subject to certain exceptions), including, but not limited to, restrictions on the ability to incur additional indebtedness, create liens, make certain investments, make certain dividends and related distributions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions and dispose of certain assets or subsidiaries. In addition, the Credit Agreement requires the Company to maintain certain consolidated leverage ratios and consolidated interest coverage ratios.

Maturity. The term loan and revolving credit facilities under the Credit Agreement mature on August 9, 2023.

Guarantee. The obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries.

As of December 31, 2020, the amount outstanding under the Company’s term loan, net of debt amortization expense of $1.2 million was $593.9 million. The amount outstanding on the term loan will be repaid through quarterly payments of $8.5 million, and the balance will be repaid upon the maturity of the term loan on August 9, 2023.

The maturity profile of the term loan outstanding as of December 31, 2020, net of debt amortization expense, is as follows:

Year ended	Amount (In thousands)
2021	33,537
2022	33,564
2023	526,749

Total	$593,850

As of December 31, 2020, a total of $252.3 million of the revolving credit facility was utilized, of which $250.0 million constituted funded drawdown and $2.3 million constituted non-funded drawdown. The unutilized amount on the revolving credit facility bore a commitment fee of 0.20% as of December 31, 2020.

Senior Notes due 2022

In March 2017, the Luxembourg Co-Issuer issued $350 million aggregate principal amount of 3.700% senior notes (the “2022 Notes”) in a private offering, resulting in cash proceeds of approximately $348.5 million. The Luxembourg Co-Issuer, at its option, may redeem the notes at any time in whole or in part, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed, together with accrued and unpaid interest on the redeemed amount, and (ii) if the notes are redeemed prior to March 1, 2022, a specified “make-whole” premium.

In connection with the 2022 Notes private offering, the Luxembourg Co-Issuer and the Company entered into a registration rights agreement with the initial purchasers of the outstanding unregistered 2022 Notes pursuant to which the Luxembourg Co-Issuer and the Company agreed to complete an exchange offer within 455 days after the date of the private offering upon terms identical in all material respects to the terms of the outstanding unregistered 2022 Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the outstanding unregistered 2022 Notes would not apply to the exchange 2022 Notes. On July 24, 2018, the unregistered 2022 Notes exchange offer was completed and all outstanding unregistered 2022 Notes were exchanged for freely tradable 2022 Notes registered under the Securities Act of 1933, as amended.

Interest Rate. The 2022 Notes bear interest at a rate of 3.700% per annum. The interest rate payable on the 2022 Notes is subject to adjustment if the credit rating of the 2022 Notes is downgraded, up to a maximum increase of 2.0%. The Luxembourg Co-Issuer pays interest on the 2022 Notes semi-annually in arrears on April 1 and October 1 of each year, ending on the maturity date of April 1, 2022.

Certain Covenants. The 2022 Notes are subject to certain customary covenants, including limitations on the ability of the Company and certain of its subsidiaries to incur debt secured by liens, engage in certain sale and leaseback transactions and consolidate, merge, convey or transfer their assets. Upon certain change of control transactions, the Luxembourg Co-Issuer will be required to make an offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of such 2022 Notes, plus accrued and unpaid interest.

Maturity. The 2022 Notes mature on April 1, 2022.

Guarantee. The 2022 Notes are fully guaranteed by the Company. Upon the closing of the offering of the notes, the U.S. Co-Issuer will become a guarantor of the 2022 Notes.

Senior Notes due 2024

In November 2019, the Luxembourg Co-Issuer issued $400 million aggregate principal amount of 3.375% senior notes (the “2024 Notes”) in an SEC-registered offering, resulting in cash proceeds of approximately $397.0 million. The Luxembourg Co-Issuer, at its option, may redeem the notes at any time in whole or in part, at a redemption price equal to (i) 100% of the principal amount of the notes redeemed, together with accrued and unpaid interest on the redeemed amount, and (ii) if the notes are redeemed prior to November 1, 2024, a specified “make-whole” premium.

Interest Rate. The 2024 Notes bear interest at a rate of 3.375% per annum. The interest rate payable on the 2024 Notes is subject to adjustment if the credit rating of the 2024 Notes is downgraded, up to a maximum increase of 2.0%. The Luxembourg Co-Issuer pays interest on the 2024 Notes semi-annually in arrears on June 1 and December 1 of each year, ending on the maturity date of December 1, 2024.

Certain Covenants. The 2024 Notes are subject to certain customary covenants, including limitations on the ability of the Company and certain of its subsidiaries to incur debt secured by liens, engage in certain sale and leaseback transactions and consolidate, merge, convey or transfer their assets. Upon certain change of control transactions, the Luxembourg Co-Issuer will be required to make an offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of such 2024 Notes, plus accrued and unpaid interest.

Maturity. The 2024 Notes mature on December 1, 2024.

Guarantee. The 2024 Notes are fully guaranteed by the Company. Upon the closing of the offering of the notes, the U.S. Co-Issuer will become a guarantor of the 2024 Notes.

DESCRIPTION OF NOTES

The following “Description of Notes” is a summary of the material terms and provisions of the Indenture, the Parent Guarantee and the Notes. You should read the Indenture and the Notes for more details regarding our and the Parent Guarantor’s obligations and your rights with respect to the Notes because they and not this “Description of Notes” define your rights as holders of the Notes. This summary is qualified by reference to the Trust Indenture Act of 1939, and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act of 1939. The definitions of most of the capitalized terms used in the following summary are set forth below under “—Certain Definitions.” In this “Description of Notes,” all references to the “Issuers,” “we,” “our” and “us” mean Genpact Luxembourg S.à r.l. and Genpact USA, Inc., collectively, and the term “Securities” refers to all securities issuable from time to time under the Indenture, including securities that may be issued after the initial issuance and sale of the Notes.

General

We are issuing $350,000,000 aggregate principal amount of Notes (the “Notes”). The Notes will mature on April 10, 2026. Interest on the Notes will accrue at the rate of 1.750% per annum. The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the notes as described in “—Interest Rate Adjustment.”

The Notes will be issued under an indenture to be dated as of the Issue Date (the “Base Indenture”), as supplemented by a first supplemental indenture to be dated as of the Issue Date (together with the Base Indenture, the “Indenture”) among the Issuers, the Parent Guarantor and Wells Fargo Bank, National Association, not in its individual capacity, but solely as trustee (the “Trustee”).

All the Securities, including the Notes, to be issued under the Indenture will be our senior unsecured obligations and will rank on the same basis with all of our other senior unsecured indebtedness from time to time outstanding. The Indenture does not limit the aggregate principal amount of Securities that may be issued under the Indenture. Without the consent of the holders, we may increase the aggregate principal amount of the Notes in the future on the same terms and conditions (except for issuance date, issue price and, in some cases, the initial interest payment date) as the Notes being offered hereby (“Additional Notes”). Additional Notes may only bear the same CUSIP number if they would be fungible for United States federal tax purposes with the existing Notes.

Securities may be issued under the Indenture from time to time as a single series or in two or more separate series up to the aggregate principal amount authorized by us from time to time for the Securities of any series.

If the maturity date of any Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date. Payments of principal, premium, if any, and interest on the Notes will be made by us through the Trustee to DTC. The Notes will be issued in the form of one or more fully registered global securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest

We will make interest payments on the Notes at the annual rate of interest set forth above semi-annually in arrears on April 10 and October 10 of each year, beginning on October 10, 2021, to the holders of record of the Notes at the close of business on the April 1 or October 1 immediately preceding the related interest payment date. Interest on the Notes will accrue from and including March 26, 2021 to, but excluding, the first interest payment date and then from and including the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date, as the case may be. Interest on the Notes will be paid on the basis of a 360-day year comprised of twelve 30-day months. If an interest payment date on the Notes falls on a date that is not a Business Day, the related payment of interest shall be made on the next succeeding Business Day as if made on the date the payment was due, and no interest on such payment shall accrue for the period from and after such interest payment date to the date of such payment on the next succeeding Business Day.

Genpact Guarantee

The Notes and the Issuers’ obligations under the Indenture will be guaranteed on a senior unsecured basis by the Parent Guarantor (the “Parent Guarantee”). Pursuant to the Parent Guarantee, the Parent Guarantor will fully and unconditionally guarantee to each holder of Notes and the Trustee, on a senior unsecured basis, the full and prompt payment of principal of, premium, if any, and interest on the Notes, when and as the same become due and payable, whether at stated maturity, upon redemption, by declaration of acceleration or otherwise, as well as any other amounts due and owing under the Indenture.

Redemption

Optional Redemption

Except as otherwise described below, the Notes will be redeemable in whole at any time or in part from time to time, at our option, prior to the Par Call Date, at a redemption price as calculated by us equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points, plus accrued and unpaid interest, if any, on the amount being redeemed to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If we elect to redeem the Notes on or after the Par Call Date, we will pay an amount equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notice of redemption will be mailed at least 10 but not more than 30 days before the redemption date to each holder of record of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the amount of Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any Notes that have been called for redemption at the redemption date. If fewer than all of the Notes are to be redeemed at any time, not more than 45 days prior to the redemption date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called shall be selected in accordance with the procedures of DTC. The Trustee shall have no obligation to calculate any redemption price or premium.

Redemption for Taxation Reasons

The Issuers may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 30 days’ prior notice to the holders of the Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts (as defined below), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if we determine in good faith that, as a result of:

(1)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or

(2)

any amendment to, or change in an official application, administration or written interpretation of such laws, treaties, regulations or rulings (including by reason of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), a Payor (as defined below) is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts with respect to the Notes and such obligation cannot be avoided by taking reasonable measures available to the Payor (including making payment through a paying agent located in another jurisdiction and, in the case of the Parent Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuers without the obligation to pay Additional Amounts). Such Change in Tax Law must be publicly announced and become effective on or after the Issue Date (or if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, such later date). The foregoing provisions shall apply mutatis mutandis to any successor Person, after such successor Person becomes a party to the Indenture, with respect to a Change in Tax Law occurring after the time such successor Person becomes a party to the Indenture.

Notwithstanding the foregoing, no such notice of redemption will be given earlier than 60 days prior to the earliest date on which the Payor would be obligated to make such payment of Additional Amounts. Prior to the publication or mailing of any notice of redemption of Notes pursuant to the foregoing, the Issuers will deliver to the Trustee (a) an Officer’s Certificate (as defined in the Indenture) stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have been satisfied and that the obligation to pay Additional Amounts cannot be avoided by the Payor taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee (such approval not to be unreasonably withheld) to the effect that the Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee will accept and shall be entitled to rely conclusively on such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

Withholding Taxes

All payments made by or on behalf of the Issuers or by the Parent Guarantor under or with respect to the Parent Guarantee (each of us or the Parent Guarantor and, in each case, any successor thereof, making such payment, the “Payor”) in respect of the Notes, will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax (“Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)

any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment is made by or on behalf of any Payor or any political subdivision or governmental authority thereof or therein having the power to tax (including the jurisdiction of the paying agent); or

(2)	any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor is incorporated or organized, engaged in business for tax purposes, or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required by law to be made from any payments made by or on behalf of any Payor or the paying agent with respect to any Note or Parent Guarantee, as applicable, including (without limitation) payments of principal, redemption price, interest or premium, if any, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amounts that would have been received in respect of such payments on any such Note or the Parent Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(1)

any Taxes, to the extent such Taxes would not have been so imposed but for the existence of any present or former connection between the relevant holder (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant holder, if the relevant holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including, being resident for tax purposes, or being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of such Note or the receipt of any payment or the exercise or enforcement of rights under such Note or the Parent Guarantee or the Indenture;

(2)

any Taxes, to the extent such Taxes are imposed or withheld by reason of the failure by the holder or the beneficial owner of the Note to comply with a reasonable written request of the Payor addressed to the holder or beneficial owner, after reasonable notice (at least 30 days before any such withholding or deduction would be payable), to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, but, in each case, only to the extent the holder or beneficial owner is legally entitled to do so;

(3)

any Taxes, to the extent such Taxes are imposed as a result of the presentation of the Note for payment more than 30 days after the later of the applicable payment date or the date the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period);

(4)	any Taxes that are payable otherwise than by deduction or withholding from a payment with respect to the Notes or the Parent Guarantee;

(5)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Taxes;

(6)

any Taxes to the extent such Taxes are withheld by application of the Luxembourg law of December 23, 2005, as amended (the “2005 Law”) (see Certain Luxembourg, Bermuda and U.S. Federal Income Tax Consequences—Certain Luxembourg Tax Consequences);

(7)

any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the U.S. Internal Revenue Code or otherwise imposed pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto (“FATCA”); or

(8)	any combination of the items (1) through (7) above.

In addition, no Additional Amounts shall be paid with respect to a holder who is a fiduciary or a partnership or any person other than the sole beneficial owner of the Notes, to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Payor will provide certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant tax authority imposing such Taxes, or if such tax receipts are not available, certified copies of other reasonable evidence of such payments as soon as reasonably practicable. Such copies shall be made available to the holders upon reasonable request and will be made available at the designated corporate trust office of the paying agent.

If a Payor is obligated to pay Additional Amounts with respect to any payment made on any Note, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable and such other information necessary to enable the paying agent to pay Additional Amounts on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 30 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable thereafter). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

Wherever in the Indenture, the Notes or this “Description of Notes” there is mentioned, in any context:

(1)	the payment of principal;

(2)	interest; or

(3)	any other amount payable on or with respect to any of the Notes,

such reference shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay and indemnify each holder for any present or future stamp, issue, registration, court or documentary taxes, or charges or similar levies (including any related interest or penalties with respect thereto) or any other excise or property taxes, charges or similar taxes (including any related penalties or interest with respect thereto) that arise in a Relevant Taxing Jurisdiction from the execution, delivery, issuance, enforcement or registration, or receipt of payments with respect to any of the Notes, the Parent Guarantee, the Indenture, or any other document referred to therein (other than in each case, in connection with a transfer of the Notes after the initial resale by the underwriters pursuant to this offering), except for any Luxembourg registration duties (droits d’enregistrement) payable in the case of voluntary registration of the aforementioned documents by a holder with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, or registration of the aforementioned documents in Luxembourg when such registration is not required to enforce the rights of that holder under the aforementioned documents.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner, and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is incorporated or organized, engaged in business for tax purposes or otherwise resident for tax purposes, or any jurisdiction from or through which any payment under, or with respect to, the Notes is made by or on behalf of such Person, or any political subdivision or taxing authority or agency thereof or therein.

Agreed Tax Treatment

Although the notes are co-issued by the U.S. Co-Issuer and the Luxembourg Co-Issuer and, therefore, each Issuer is liable for repayment of the notes in their entirety, each Issuer intends to repay the interest and principal associated with the portion it will borrow. As discussed further under “Certain Luxembourg, Bermuda and U.S. Federal Income Tax Consequences”, subject to the following paragraph, we intend to treat any interest paid by the U.S. Co-Issuer as U.S.-source income and any interest paid by the Luxembourg Co-Issuer as foreign-source income for U.S. federal income tax purposes. A holder of the notes may obtain information regarding the portion of any interest paid by the U.S. Co-Issuer and the portion of any interest paid by the Luxembourg Co-Issuer by submitting a written request via email to investor.relations@genpact.com with the subject line “Source of Interest”.

Notwithstanding the foregoing, the clearing systems require us to designate only one Issuer for U.S. federal withholding tax purposes, and we intend to designate the U.S. Co-Issuer as the issuer of the notes for this purpose. As such, an applicable withholding agent likely will treat all interest payments on the notes as U.S.-source income for U.S. federal withholding tax purposes.

Repurchase at the Option of Holders on Certain Changes of Control

If a Change of Control Repurchase Event with respect to the Notes occurs, unless we have exercised our right to redeem the Notes as described above, we will make an offer to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, we will mail a notice to each holder, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a repurchase offer and the Issuers, or any third party making a repurchase offer in lieu of the Issuers as described above, purchase all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice, given not more than 30 days following such purchase pursuant to the repurchase offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

We will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of our compliance with such securities laws or regulations.

On the Change of Control Repurchase Event payment date, we will be required, to the extent lawful, to:

•

accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to our offer;

•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Notwithstanding the provisions under the caption “—Modification,” the provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Repurchase Event may be waived or modified prior to the occurrence of a Change of Control Repurchase Event with the written consent of the holders of a majority in principal amount of the Securities then outstanding and affected by such waiver or modification.

We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of indebtedness outstanding at such time or otherwise materially adversely affect our capital structure or credit ratings.

The Change of Control purchase feature of the Notes may, in certain circumstances, make more difficult or discourage a takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

Open Market Purchases

The Issuers or any of their affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

Sinking Fund

There is no provision for a sinking fund for any of the Notes.

Ranking

The Notes will be unsecured and unsubordinated obligations of the Issuers and will rank equally with all their other existing and future unsecured and unsubordinated indebtedness, including their guarantees of indebtedness under Genpact’s senior credit facility. The Parent Guarantee will be the unsecured and unsubordinated obligation of the Parent Guarantor and will rank equally with all its other existing and future unsecured and unsubordinated indebtedness, including its guarantee of indebtedness under Genpact’s senior credit facility.

Excluding intercompany receivables, intercompany loans, intercompany recoveries or charges and investment in subsidiaries, the Parent Guarantor and the Issuers derive substantially all of their operating income from, and hold substantially all of their assets through, the Issuers’ Subsidiaries. The Issuers and the Parent Guarantor will depend on distributions of cash flow and earnings from the Parent Guarantor’s Subsidiaries (other than the Issuers) in order to meet their payment obligations under the Notes and the Parent Guarantee, as applicable. These Subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under the Notes or the Parent Guarantee, or to provide the Issuers or the Parent Guarantor with funds for their payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Notes and the Parent Guarantee will be structurally subordinated to the liabilities of the Parent Guarantor’s other Subsidiaries, including trade payables and, in the case of certain Subsidiaries, their guarantees of indebtedness under our senior credit facility. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit the ability of these Subsidiaries to make payments or other distributions to the Issuers and the Parent Guarantor, and these Subsidiaries could agree to contractual restrictions on their ability to make distributions. As of December 31, 2020, the Parent Guarantor’s Subsidiaries (other than the Issuers) had $1.40 billion of liabilities, including trade payables and liabilities under Genpact’s senior credit facility (but excluding intercompany liabilities and intercompany loans). As of December 31, 2020, Genpact’s total consolidated indebtedness was $1,639.9 million.

Interest Rate Adjustment

The interest rate payable on the Notes will be subject to adjustment from time to time if either Moody’s or S&P or, if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected pursuant to the definition of “Rating Agency” below (a “substitute rating agency”), downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the Notes, in the manner described below.

If the rating assigned by Moody’s (or any substitute rating agency therefor) to the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the sum of the interest rate payable on the Notes on the Issue Date plus the percentage set forth opposite the applicable rating in the table below (plus, if applicable, the percentage set forth opposite the applicable rating in the table under “S&P Rating Percentage”):

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any substitute rating agency.

If the rating assigned by S&P (or any substitute rating agency therefor) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes will increase such that it will equal the sum of the interest rate payable on the Notes on the Issue Date plus the percentage set forth opposite the applicable rating in the table below (plus, if applicable, the percentage set forth opposite the applicable rating in the table under “Moody’s Rating Percentage”):

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any substitute rating agency.

If at any time the interest rate on the Notes has been increased in accordance with the foregoing, and either Moody’s or S&P (or, in either case, a substitute rating agency therefor), as the case may be, subsequently upgrades its rating of the Notes to any of the threshold ratings set forth above, the interest rate on the Notes will be decreased such that the interest rate for the Notes equals the sum of the interest rate payable on the Notes on the Issue Date plus the percentage set forth opposite the applicable ratings from the tables above in effect immediately following the upgrade in rating. If Moody’s (or any substitute rating agency therefor) subsequently upgrades its rating of the Notes to Baa3 (or its equivalent, in the case of a substitute rating agency) or higher, and S&P (or any substitute rating agency therefor) upgrades its rating to BBB- (or its equivalent, in the case of a substitute rating agency) or higher, the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the Issue Date (and if one such upgrade occurs and the other does not, the interest rate on the Notes will be decreased so that it does not reflect any increase in the interest rate attributable to the upgrading Rating Agency). In addition, the interest rate on the Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent downgrade in the ratings by either or both Rating Agencies) if the Notes become rated Baa1 and BBB+ (or, in either case, the equivalent thereof, in the case of a substitute rating agency) or higher by Moody’s and S&P (or, in either case, a substitute rating agency therefor), respectively (or one of these ratings if the Notes are only rated by one Rating Agency).

Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, a substitute rating agency therefor), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the interest rate payable on the Notes on the Issue Date or (2) the total increase in the interest rate on the Notes exceed 2.00% above the interest rate payable on the Issue Date.

No adjustments to the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If at any time Moody’s or S&P ceases to provide a rating of the Notes, we will use our commercially reasonable efforts to obtain a rating of the Notes from a substitute rating agency, if one exists, in which case, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the tables above, (a) such substitute rating agency will be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such substitute rating agency to assign ratings to senior unsecured debt will be determined in good faith by an Independent Investment Banker and, for purposes of determining the applicable ratings included in the applicable table above with respect to such substitute rating agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on the Notes will increase or decrease, as the case may be, such that the interest rate equals the sum of the interest rate payable on the Notes on the Issue Date plus the appropriate percentage, if any, set forth opposite the deemed equivalent rating from such substitute rating agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating, if any, by the other Rating Agency).

For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a downgrade or upgrade in the rating by the applicable Rating Agency shall be twice the applicable percentage set forth in the applicable table above. For so long as neither Moody’s nor S&P (nor, in either case, a substitute rating agency therefor) provides a rating of the Notes, the interest rate on the Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the Notes on the Issue Date.

Any interest rate increase or decrease described above will take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest will not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If Moody’s or S&P (or, in either case, a substitute rating agency therefor) changes its rating of the Notes more than once prior to any particular interest payment date, the last change by such Rating Agency prior to such interest payment date will control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action. If the interest rate payable on the Notes is increased as described above, the term “interest,” as used with respect to the Notes, will be deemed to include any such additional interest unless the context otherwise requires. The Trustee in no event shall have any obligation whatsoever to determine the interest rate on the Notes or a change in the applicable interest rate.

Certain Covenants

Limitations on Liens

The Issuers and the Parent Guarantor will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a Mortgage with respect to any such indebtedness, that the Notes (together with, if the Issuers shall so determine, any other indebtedness of or guarantee by either of the Issuers, the Parent Guarantor or such Restricted Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the applicable Issuer, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:

(1) Mortgages on property existing at the time of acquisition thereof by the Issuers, the Parent Guarantor or any Subsidiary, whether or not assumed, provided that such Mortgages were in existence prior to the contemplation of such acquisition;

(2) Mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such Mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by the Issuers, the Parent Guarantor or a Subsidiary and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

(3) Mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Issuers, the Parent Guarantor or a Restricted Subsidiary (including leases) or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

(4) Mortgages to secure indebtedness owing to the Issuers, the Parent Guarantor or a Restricted Subsidiary;

(5) Mortgages existing at the Issue Date;

(6) Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuers, the Parent Guarantor or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Issuers, the Parent Guarantor or a Restricted Subsidiary, provided that such Mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(7) Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such Mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by the Issuers, the Parent Guarantor or any Restricted Subsidiary in good faith by appropriate proceedings and the Issuers, the Parent Guarantor or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(8) Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and

(9) extensions, renewals, refinancings or replacements of any Mortgage referred to in the foregoing clauses (1), (2), (3), (4), (5), (6), (7) or (8); provided, however, that any such Mortgages shall not extend to or cover any property of the Issuers, the Parent Guarantor or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clause and improvements thereto; and provided, further, that any refinancing or replacement of any Mortgages permitted by the foregoing clause (7) or (8) shall be of the type referred to in such clause (7) or (8), as the case may be.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Issuers, the Parent Guarantor and any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt that would otherwise be subject to such restrictions, without equally and ratably securing the Notes, provided that after giving effect thereto, the sum of the aggregate amount of all outstanding Secured Debt (not including Secured Debt permitted under any of clauses (1) through (9) above), plus the aggregate amount of outstanding Attributable Debt with respect to Sale and Lease-Back Transactions incurred pursuant to the second paragraph under “Limitations on Sale and Lease-Back Transactions”, does not exceed the greater of $475,000,000 and 10.0% of Consolidated Total Assets as most recently determined on or prior to such date.

Limitations on Sale and Lease-Back Transactions

The Issuers and the Parent Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction, other than any such transaction involving a lease for a term of not more than three years or any such transaction solely between the Issuers, the Parent Guarantor and/or a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the Issuers, the Parent Guarantor or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the assets involved in such transaction in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Notes as described above under “Limitation on Liens”; or (2) the Issuers or the Parent Guarantor shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 365 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the Issuers, the Parent Guarantor or a Restricted Subsidiary that matures more than 12 months after such Sale and Lease-Back Transaction or the purchase, construction or development of other comparable property.

Notwithstanding the restrictions outlined in the immediately preceding paragraph, the Issuers, the Parent Guarantor and any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions that would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the sum of the aggregate amount of outstanding Attributable Debt with respect to such Sale and Lease-Back Transactions, plus the aggregate amount of all outstanding Secured Debt not permitted by clauses (1) through (9) under “Limitation on Liens” above, does not exceed the greater of $475,000,000 and 10.0% of Consolidated Total Assets as most recently determined on or prior to such date.

Consolidation, Merger and Sale of Assets

Neither of the Issuers nor the Parent Guarantor shall consolidate with or merge into any other Person (in a transaction in which such Issuer or the Parent Guarantor, as applicable, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case an Issuer or the Parent Guarantor shall consolidate with or merge into another Person (in a transaction in which such Issuer or the Parent Guarantor, as applicable, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which such Issuer or the Parent Guarantor, as applicable, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Issuer or the Parent Guarantor, as applicable, substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda or any country which is, on the Issue Date, a member state of the European Union and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of the Indenture on the part of such Issuer or the Parent Guarantor, as applicable, to be performed or observed by it in accordance with the Indenture, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than an Issuer or the Parent Guarantor, as applicable) formed by such consolidation or into which such Issuer or the Parent Guarantor shall have been merged or by the Person which shall have acquired such Issuer’s or the Parent Guarantor’s assets;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (as defined in the Indenture), each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

In the event that an Issuer or the Parent Guarantor consolidates with or merges into any other Person (in a transaction in which such Issuer or the Parent Guarantor, as applicable, is not the surviving corporation) or conveys, transfers or leases its properties or assets substantially as an entirety to any Person, and such Person complies with the requirements described above, such Issuer or the Parent Guarantor, as applicable, will be released and discharged from all of its obligations under the Indenture.

SEC Reports

The Indenture provides that any documents or reports that the Parent Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be provided to Trustee within 15 days after the same are filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by the Parent Guarantor with the SEC via the EDGAR system (or any successor thereto) will be deemed to be provided to the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no obligation whatsoever to monitor or determine whether such filings have been made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Events of Default

The Indenture defines an “Event of Default” with respect to the Notes as being:

(1)    failure to pay principal of or any premium on the Notes when due;

(2)    failure to pay any interest on the Notes for 30 days when due;

(3)    failure to perform any other covenant in the Indenture, including the failure to make the required offer to purchase Notes following a Change of Control Repurchase Event, if that failure continues for 60 days after we are given the notice required under the Indenture;

(4)    the Parent Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except as contemplated by the terms thereof), or the Parent Guarantor, or any person acting on its behalf, shall deny or disaffirm in writing the Parent Guarantee;

(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of us or the Parent Guarantor (or the payment of which is guaranteed by us or the Parent Guarantor), whether such indebtedness or guarantee now exists or is created after the Issue Date, if that default:

•

is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or

•	results in the acceleration of such indebtedness prior to its scheduled maturity,

and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $200.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by us or the Parent Guarantor, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default under the Indenture caused by such default will be deemed likewise to be cured or waived; or

(6)    bankruptcy, insolvency or reorganization of an Issuer or the Parent Guarantor.

If an Event of Default, other than an Event of Default described in clause (6) above, shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (6) above shall occur, the principal amount of all the Notes will automatically become immediately due and payable.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes, under certain circumstances, may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived.

Other than the duty to act with the required care during an event of default, the Trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the Trustee indemnity satisfactory to it. Generally, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

A holder will not have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

(1)    the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)    the holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request and have offered indemnity to the Trustee to institute the proceeding; and

(3)    the Trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding Notes within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on the Notes on or after the due date without following the procedures listed in (1) through (3) above.

We will furnish the Trustee annually with an Officer’s Certificate as to whether or not we are in default in the performance of the Indenture and, if so, specifying all known defaults.

Modification

We and the Trustee may make modifications and amendments to the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Securities affected by the modification or amendment. We may also make modifications and amendments to the Indenture for the benefit of the holders, without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the Indenture;

•	adding covenants or Events of Default or providing for guarantees;

•	making certain changes to facilitate the issuance of the Notes;

•	securing the Notes;

•	providing for a successor Trustee;

•	curing any ambiguities or inconsistencies or conforming any provision to this “Description of Notes”; and

•	other changes specified in the Indenture.

However, neither we nor the Trustee may make any modification or amendment without the consent of the holder of each outstanding Note affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of, or the timing of any payment of principal, premium or installment of interest with respect to, such Note;

•	reduce the principal, premium, if any, or interest on such Note;

•	reduce the principal of such Note payable on acceleration of maturity;

•	change the place of payment or the currency in which such Note is payable;

•	impair the right to sue for any payment after the stated maturity or redemption date; or

•	change the provisions of the Indenture that relate to modifying or amending the Indenture.

Waivers Under the Indenture

Under the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes may on behalf of all holders:

•	waive our compliance with certain covenants of the Indenture; and

•

waive any past default under the Indenture, except (1) a default in the payment of the principal of, or any premium or interest on, the Notes, and (2) a default under any provision of the Indenture which itself cannot be modified without the consent of the holders of each affected Note.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the Notes and the Parent Guarantor will be released from the Parent Guarantee if we irrevocably deposit enough money with the Trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the Notes and any and all other sums due under the Indenture.

The Indenture contains a provision that permits us to elect either or both of the following:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to the Notes and the Parent Guarantee then outstanding; and

•	to be released from our obligations under the following covenants and from the consequences of an Event of Default resulting from a breach of these and a number of other covenants:

(1)	the limitations on sale and lease-back transactions under the Indenture;

(2)	the limitations on liens under the Indenture; and

(3)	covenants as to payment of taxes and maintenance of properties.

To make either of the above elections, we must irrevocably deposit in trust with the Trustee enough money to pay in full the principal, interest and premium on the Notes to be defeased. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, as well as an Officer’s Certificate and an opinion of counsel, each stating that the conditions precedent relating to such defeasance, satisfaction or discharge, as the case may be, have been satisfied.

If any of the above events occurs, the holders of the Notes will not be entitled to the benefits of the Indenture or the Parent Guarantee, except for registration of transfer and exchange of Notes, payment of all amounts due and payable and replacement of lost, stolen or mutilated Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Parent Guarantor or any Subsidiary (other than the Parent Guarantor itself) will have any liability for any obligations under the Notes, the Parent Guarantee or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK. For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg act dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Companies Act 1915”) are not applicable to the Notes. No holder of any Notes may initiate proceedings against the Luxembourg Co-Issuer based on article 470-21 of the Luxembourg Companies Act 1915.

Regarding the Trustee

Wells Fargo Bank, National Association, not in its individual capacity but solely as trustee, is the Trustee, registrar and paying agent under the Indenture.

Wells Fargo Bank, National Association has performed and will perform other services for the Parent Guarantor and certain of its Subsidiaries in the normal course of its business.

Payment and Paying Agents

We will make payments on the Notes in U.S. dollars at the Corporate Trust Office of the Trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global Notes, by wire transfer. We will make interest payments to the person in whose name the Note is registered at the close of business on the record date for the interest payment.

We have designated the Trustee as our paying agent for payments on Notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will repay to us on our written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Exchange, Registration and Transfer

Notes will be exchangeable for other Notes with the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present registered Notes for registration of transfer at the designated corporate trust office of the security registrar or any transfer agent we designate. The security registrar or such transfer agent will effect the transfer or exchange upon receipt of an instrument of transfer or exchange, as the case may be, duly executed.

We will appoint the Trustee as security registrar for the Notes. We may at any time designate additional transfer agents for the Notes or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of those securities. We or the Trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any Note:

•	during a period beginning 15 Business Days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the Note for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Certain Definitions

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors) and (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities of each series outstanding pursuant to the Indenture, compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies, and the Notes are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control and (2)    the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Board of Directors” means either the Board of Directors of the Parent Guarantor or any duly authorized committee empowered by that board or the executive committee thereof to act with respect to the Indenture.

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York on which commercial banks are open for business in New York, New York.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than either of the Issuers or one of the Parent Guarantor’s other wholly owned Subsidiaries;

(2)    the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding shares of the Parent Guarantor’s Voting Stock, measured by voting power rather than number of shares;

(3)    the Parent Guarantor ceases to own, directly or indirectly, 100% of the issued and outstanding Voting Stock of either Issuer;

(4)    the Parent Guarantor consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the Parent Guarantor’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Parent Guarantor’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; or

(5)    the adoption by the holders of the Parent Guarantor’s Voting Stock of a plan providing for the Parent Guarantor’s liquidation or dissolution.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes (assuming for this purpose that the Notes matured on the Par Call Date) to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Issuers obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Total Assets” means, as at any date, the total assets of the Parent Guarantor and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) that would be shown as total assets on a consolidated balance sheet of Parent Guarantor and its Subsidiaries after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Corporate Trust Office” means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, presently located at 600 South 4th Street, 7th Floor, Minneapolis, MN 55415, or such other address as the Trustee may designate from time to time, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice).

“Independent Investment Banker” means one of the Reference Treasury Dealers, or their respective successors, that we appoint to act as the Independent Investment Banker from time to time.

“Issue Date” means the earliest date on which any Notes are issued under the Indenture.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Services Inc. and its successors.

“Mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance. “Nonrecourse Obligation” means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by an Issuer, the Parent Guarantor or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of an Issuer, the Parent Guarantor or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to such Issuer, the Parent Guarantor or any Restricted Subsidiary or any assets of such Issuer, the Parent Guarantor or any Restricted Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Par Call Date” means March 10, 2026 (the date that is one month prior to the maturity date of the Notes).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of any kind.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and one additional dealer in U.S. Government securities selected by us (each a “Primary Treasury Dealer”) and their respective successors which we specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuers by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Restricted Subsidiary” means any Subsidiary that owns any assets of the Parent Guarantor (on a consolidated basis with its Subsidiaries); provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary that is principally engaged in financing receivables.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by an Issuer, the Parent Guarantor or any Restricted Subsidiary of any assets that have been or are to be sold or transferred by such Issuer, the Parent Guarantor or such Restricted Subsidiary to such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means any debt for borrowed money secured by a Mortgage upon any assets of an Issuer, the Parent Guarantor or any Restricted Subsidiary.

“Subsidiary” means a corporation, association, partnership or other business entity of which more than 50% of the total voting power is at the time owned, directly or indirectly, by the Parent Guarantor or by one or more other Subsidiaries, or by the Parent Guarantor and one or more other Subsidiaries, and the accounts of which are consolidated with those of the Parent Guarantor in its most recent consolidated financial statements in accordance with generally accepted accounting principles.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Voting Stock” means, with respect to any Person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Book-Entry System

The Notes will be issued in the form of one or more global notes (“Global Notes”) which will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as described below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”)), which may change from time to time.

DTC, Clearstream and Euroclear

The following description of the operations and procedures of DTC, Clearstream and Euroclear are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us and the underwriters as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that, pursuant to procedures established by DTC:

•	upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Parent Guarantor, the Trustee nor any agent of ours, the Parent Guarantor or the Trustee has or will have any responsibility or liability for:

(1)    any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)    any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We expect that, under DTC’s current practice, at the due date of any payment in respect of securities such as the Notes, DTC will credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee, the Parent Guarantor or us. Neither we, the Parent Guarantor nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we, the Parent Guarantor and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross- market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Parent Guarantor, the Trustee or any of our or its respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary. Any permitted secondary market trading activity in the Notes will be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the Notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Exchange of Global Notes for Certificated Notes

We will issue Certificated Notes upon surrender by DTC of the Global Notes if:

(1)    DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event we fail to appoint a successor depositary within 90 days;

(2)    there has occurred and is continuing an event of default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or

(3)    we determine not to have the Notes represented by a Global Note.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by the Indenture or applicable law.

Neither we, the Parent Guarantor nor the Trustee will be liable for any delay by DTC or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

CERTAIN LUXEMBOURG, BERMUDA AND U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion, subject to the limitations set forth below, describes material tax consequences of Luxembourg, Bermuda and the United States relating to your ownership and disposition of the notes. This discussion is based on laws, regulations, rulings and decisions now in effect in Luxembourg, Bermuda and the United States, which, in each case, may change. Any change could apply retroactively and could affect the continued validity of this discussion. This discussion does not purport to be a complete analysis of all tax consequences in Luxembourg, Bermuda or the United States, and this discussion does not describe all of the tax consequences that may be relevant to you or your situation, particularly if you are subject to special tax rules.

You should consult your tax advisors about the tax consequences of holding the notes, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws.

Certain Luxembourg Tax Consequences

Withholding tax

Non-resident holders of notes

Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made by a Luxembourg paying agent to non-resident holders of notes, nor on accrued but unpaid interest in respect of the notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the notes held by non-resident holders of notes.

Resident holders of notes

Under Luxembourg general tax laws currently in force and subject to the 2005 Law, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes, nor on accrued but unpaid interest in respect of notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of notes held by Luxembourg resident holders of notes.

Under the 2005 Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to an individual beneficial owner who is a resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payment of interest under the notes coming within the scope of the 2005 Law will be subject to a withholding tax at a rate of 20%.

Tax residency

A holder of notes will not become resident, nor be deemed to be resident, in Luxembourg solely by virtue of holding and/or disposing of notes or the execution, performance, delivery and/or enforcement of his/her rights thereunder.

Income taxation

Non-resident holders of notes

Non-resident holders of notes, not having a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the notes or income therefrom are attributable, are not subject to Luxembourg income taxes on income accrued or received under the notes nor on capital gains realized on the disposal or redemption of the notes.

Non-resident corporate holders of notes or individual holders of notes acting in the course of the management of a professional or business undertaking, who have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg to which the notes or income therefrom are attributable are subject to Luxembourg income tax on interest accrued or received, under the notes and on any gains realized upon the sale or disposal of the notes.

Resident holders of notes

(a)	Luxembourg resident corporate holders of notes

A corporate holder of notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the notes, in its taxable income for Luxembourg income tax assessment purposes.

A corporate holder of notes that is governed by the law of May 11, 2007 on family estate management companies, as amended, or by the law of December 17, 2010 on undertakings for collective investment, as amended, by the law of February 13, 2007 on specialized investment funds, as amended, or by the law of July 23, 2016 on reserved alternative investment funds, as amended, and which does not fall under the special tax regime set out in article 48 thereof, is subject to Luxembourg income tax neither in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realized on the sale or disposal, in any form whatsoever, of the notes.

(b)	Luxembourg resident individual holders of notes

An individual holder of notes, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax at progressive rates in respect of interest received, redemption premiums or issue discounts under the notes, except if (i) withholding tax has been levied on such payments in accordance with the 2005 Law or (ii) the individual holder of the notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the 2005 Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg) or in a Member State of the European Economic Area (other than a EU Member State). A gain realized by an individual holder of notes, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of notes is not subject to Luxembourg income tax, provided the sale or disposal took place more than 6 months after the notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the 2005 Law.

An individual holder of notes acting in the course of the management of a professional or business undertaking must include this interest in his/her taxable basis. If applicable, the tax levied in accordance with the 2005 Law will be credited against his/her final tax liability.

Net wealth tax

An individual holder of the notes as well as a non-resident holder of the notes not having a permanent establishment or a permanent representative in Luxembourg is not subject to net wealth tax in Luxembourg, regardless of his/her residency. Luxembourg resident corporate holders of the notes or non-resident corporate holders of the notes having a permanent establishment or a permanent representative in Luxembourg to which the notes are attributable, are subject to an annual Luxembourg net wealth tax on such notes except if the holder of the notes is (i) an undertaking for collective investment subject to the amended law of December 17, 2010 related to undertakings for collective investments, as amended, (ii) a specialized investment fund subject to the law of February 13, 2007 related to specialized investment funds, as amended, (iii) a securitization company subject to the law of March 22, 2004 on securitization, as amended, (iv) a company subject to the law of June 15, 2004 on venture capital vehicles, as amended, (v) a family wealth management company subject to the law of May 11, 2007 related to family wealth management companies, as amended or (vi) a reserved alternative investment fund subject to the law of July 23, 2016, as amended. However, (i) a securitization company subject to the law of March 22, 2004 on securitization, as amended, (ii) a company subject to the law of June 15, 2004 on venture capital vehicles, as amended, and (iii) a reserved alternative investment fund subject to the law of July 23, 2016, as amended, and which falls under the special tax regime set out under article 48 thereof may, under certain conditions, be subject to the minimum net wealth tax in Luxembourg.

Other taxes

No Luxembourg registration tax, stamp duty or any other similar tax or duty will be payable in Luxembourg by the holders of the notes as a consequence of the issuance of the notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, redemption or repurchase of the notes.

However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case where the notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the notes on a voluntary basis.

Where a holder of notes is a resident of Luxembourg for tax purposes at the time of his/her death, the notes are included in his/her taxable estate for inheritance tax assessment purposes.

Gift tax may be due on a gift or donation of notes if embodied in a Luxembourg deed passed in front of a Luxembourg notary or recorded in Luxembourg.

Value Added Tax

There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the notes or in respect of the payment of interest or principal under the notes or the transfer of the notes. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Issuers, if for Luxembourg value added tax purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.

Certain Bermuda Tax Consequences

Currently, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

Material U.S. Federal Income Tax Consequences

The following discussion, subject to the limitations and conditions set forth herein, describes the material U.S. federal income tax consequences of owning and disposing of notes. The discussion is only applicable to holders that hold notes as “capital assets” (generally, for investment purposes) and who acquire the notes pursuant to this offering at their “issue price” (generally, the first price at which a substantial amount of the notes is sold for cash to investors, excluding bond houses, brokers and similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This discussion also assumes that the notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to a holder of notes subject to special treatment under U.S. federal income tax law (including, but not limited to, persons subject to the alternative minimum tax, banks, tax-exempt organizations, governmental organizations, regulated investment companies, real estate investment trusts, insurance companies and dealers in securities or foreign currencies, traders who elect to mark their investments to market, partnerships or other pass-through entities or arrangements, U.S. Holders (defined below) who have a functional currency other than the U.S. dollar, U.S. expatriates, or holders that hold notes as part of a hedge, constructive sale, straddle, conversion or integrated transaction).

As used herein, the term “U.S. Holder” means a beneficial owner of notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. As used herein, the term “Non-U.S. Holder” means a beneficial owner of notes that is neither a U.S. Holder nor a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partner of a partnership holding notes is urged to consult its tax advisors regarding the consequences of the ownership or disposition of notes.

In addition, except as otherwise specifically provided above, there is no discussion of state, local, or non-U.S. tax consequences of the ownership or disposition of notes. This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax, and the alternative minimum tax. The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, rulings and other pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified (with possible retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF NOTES IN LIGHT OF YOUR PARTICULAR SITUATION, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

Effect of Co-Issuance and Source of Interest

Although the notes are co-issued by the U.S. Co-Issuer and the Luxembourg Co-Issuer and, therefore, each Issuer is liable for repayment of the notes in their entirety, each Issuer intends to repay the interest and principal associated with the portion it will borrow. Under current U.S. federal income tax law, if a debt obligation has both U.S. and non-U.S. co-issuers, there is some uncertainty as to the determination of the source of an interest payment on such debt obligation. Although the matter is not free from doubt, we intend to take the position that the source of an interest payment on a note will be made by reference to the residence of the issuer that makes the payment. Accordingly, subject to the following paragraph, we intend to treat any interest paid by the U.S. Co-Issuer as U.S.-source income and any interest paid by the Luxembourg Co-Issuer as foreign-source income for U.S. federal income tax purposes. The remainder of this discussion assumes such treatment. There can be no assurance, however, that the IRS will not challenge this treatment, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the treatment of the notes or the sourcing of the interest payments on the notes. If the interest payments on the notes were sourced in a different manner, the U.S. federal income tax consequences (including with respect to foreign tax credits) to a holder would be different than those described below. You should consult your own tax advisors as to the sourcing of interest payments on the notes. A holder of the notes may obtain information regarding the portion of any interest paid by the U.S. Co-Issuer and the portion of any interest paid by the Luxembourg Co-Issuer by submitting a written request via email to investor.relations@genpact.com with the subject line “Source of Interest”.

Notwithstanding the foregoing, the clearing systems require us to designate only one Issuer for U.S. federal withholding tax purposes, and we intend to designate the U.S. Co-Issuer as the issuer of the notes for this purpose. As such, an applicable withholding agent likely will treat all interest payments on the notes as U.S.-source income for U.S. federal withholding tax purposes.

Potential Contingent Payment Debt Treatment

Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is remote, the payment is incidental or certain other exceptions apply. In certain circumstances (see, e.g., “Description of Notes—Optional Redemption”, “Description of Notes—Change of Control Repurchase Event” and “Description of Notes—Interest Rate Adjustment”), we may become obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that these contingencies should not cause the notes to be subject to the rules governing contingent payment debt instruments. Our position is binding on you unless you disclose that you are taking a contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position, you might be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat as ordinary income rather than capital gain any income that you realize on the taxable disposition of a note even if you otherwise are a cash method tax payer. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Payments of Interest

Interest (including Additional Amounts, if any) paid on a note will be included in the gross income of a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

If withholding taxes are imposed in Luxembourg or in another non-U.S. jurisdiction, U.S. Holders will be treated as having actually received an amount equal to the amount of such taxes and as having paid such amount to the relevant taxing authority. As a result, the amount of income included in gross income by a U.S. Holder may be greater than the amount of cash actually received by the U.S. Holder. Subject to certain limitations, a U.S. Holder generally will be entitled to a credit against its U.S. federal income tax liability for income taxes withheld, if any, with respect to payments of interest by the Luxembourg Co-Issuer and remitted to the applicable tax authority. Alternatively, a U.S. Holder may elect to claim a deduction for such income taxes paid to the applicable tax authority in computing its U.S. federal taxable income; provided that the election shall apply to all foreign income taxes paid or accrued by the U.S. Holder for the taxable year. U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of the imposition of such taxes.

Interest (and Additional Amounts, if any) paid by the Luxembourg Co-Issuer generally will constitute foreign source income to U.S. Holders for U.S. foreign tax credit purposes. For purposes of the foreign tax credit limitation, foreign source income is classified in different “baskets,” and the credit for foreign taxes paid or accrued with respect to foreign source income in any basket is limited to U.S. federal income tax allocable to that income. Interest on the notes generally will be in the “passive category income” basket for most U.S. Holders.

The calculation of U.S. foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend on a U.S. Holder’s particular circumstances. U.S. Holders should, therefore, consult their own tax advisors regarding the application of the U.S. foreign tax credit rules.

Sale, Redemption, Retirement and Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, redemption, retirement or other taxable disposition of a note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received by the U.S. Holder on such disposition (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income), and (ii) the U.S. Holder’s adjusted tax basis in the note at the time of such disposition. A U.S. Holder’s initial tax basis in a note will generally equal the acquisition cost of such note to the U.S. Holder. Gain or loss with respect to a taxable disposition of a note generally will be capital gain or loss. Capital gains of certain non-corporate U.S. Holders, including individuals, derived with respect to capital assets held for over one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Gain or loss recognized by a U.S. Holder on the sale, redemption, retirement or other taxable disposition of a note will generally be U.S.-source gain or loss. Accordingly, if Luxembourg or another non-U.S. jurisdiction imposes a withholding tax on the sale or disposition of the notes, a U.S. Holder may not be able to fully utilize its U.S. foreign tax credits in respect of such withholding tax unless such U.S. Holder has other foreign source income. U.S. Holders should consult their own tax advisors as to the U.S. federal income tax and foreign tax credit implications of such sale, redemption, retirement or other disposition of a note.

Additional Tax on Net Investment Income

The “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) of certain U.S. Holders that are individuals, trusts or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold (which in the case of an individual is between $125,000 and $250,000, depending on the individual’s circumstances) is subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax. A U.S. Holder’s “net investment income” generally includes, among other things, interest income on and capital gain from the disposition of securities like the notes, subject to certain exceptions. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your own tax advisor regarding the applicability of this tax to your investment in the notes.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders that are individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds are generally required to file an information report with respect to such assets with their tax returns, subject to certain exceptions. The notes may constitute specified foreign financial assets subject to these reporting requirements (unless the notes are held in an account at certain financial institutions). U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the notes.

Non-U.S. Holders

Payments of Interest

As discussed above under “—Effect of Co-Issuance and Source of Interest”, an applicable withholding agent likely will treat all payments on the notes as U.S.-source for U.S. federal withholding tax purposes.

Subject to the discussion of backup withholding and FATCA below, to the extent that payments of interest on the notes are treated as U.S.-source for U.S. federal withholding tax purposes, any payments of interest to a Non-U.S. Holder will generally not be subject to U.S. withholding tax, provided that:

•	The Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the U.S. Co-Issuer’s stock;

•	The Non-U.S. Holder is not a controlled foreign corporation related to the U.S. Co-Issuer through actual or constructive stock ownership;

•	Such interest payments are not effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business; and

•

The Non-U.S. Holder (i) provides to the applicable withholding agent its name, address and certain other information on IRS Form W-8BEN or W-8BEN-E, as applicable, and certifies under penalties of perjury that it is not a “United States person” within the meaning of the Code or (ii) holds its notes through certain foreign intermediaries and certain other certification requirements are satisfied.

If a Non-U.S. Holder cannot satisfy the foregoing requirements, payments of such interest made to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming an exemption from or reduction of the withholding tax under an income tax treaty, or (ii) IRS Form W-8ECI, stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business and is includable in such holder’s gross income for the taxable year (as discussed below under “—United States Trade or Business”).

Sale, Redemption, Retirement and Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding below, gain realized by a Non-U.S. Holder on its disposition of the notes will generally not be subject to U.S. federal income tax, unless (1) the gain is effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business (in which case such gain will be taxed as described below under “—United States Trade or Business”) or (2) the Non-U.S. Holder is an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met.

United States Trade or Business

If interest or gain from a disposition of the notes offered hereby is effectively connected with a Non-U.S. Holder’s conduct of a United States trade or business (and, if an income tax treaty applies, the Non-U.S. Holder maintains a U.S. permanent establishment or fixed base to which the interest or gain is attributable), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest and gain on a net basis in the same manner as if it were a U.S. Holder. If interest received with respect to the notes is taxable on a net basis, the 30% U.S. federal withholding tax described above will not apply (assuming an appropriate certification is provided). In addition, a Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an income tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

In general, payments to a U.S. Holder of principal and interest, and payments of the proceeds of a sale, exchange or other disposition of notes, will be subject to information reporting and backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding (but not information reporting), the U.S. Holder provides an accurate taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred, and the payor is not notified by the IRS or by a broker that the U.S. Holder has underreported interest or dividend income.

In general, U.S.-source payments to a Non-U.S. Holder in respect of the notes offered hereby, and the amount of tax withheld, if any, with respect to such payments, will be reported annually to the IRS. Copies of these information returns also may be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Treasury regulations provide that backup withholding and certain information reporting will not apply to payments of interest with respect to which either (i) the requisite certification that a Non-U.S. Holder is not a “United States person” (as described above under “—Non-U.S. Holders—Payments of Interest”) has been received or (ii) an exemption otherwise has been established, in each case provided that the applicable withholding agent does not have actual knowledge, or reason to know, that the Non-U.S. Holder is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, exchange or other disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a “United States person” that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided the required information is timely provided to the IRS.

FATCA Withholding

Withholding taxes may be imposed under sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of U.S.-source interest on a note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. As discussed above under “—Effect of Co-Issuance and Source of Interest”, an applicable withholding agent likely will treat all payments on the notes as U.S.-source for U.S. federal withholding tax purposes.

While withholding under FATCA also would have applied after December 31, 2018 to payments of gross proceeds from the sale or other disposition of a note generating U.S.-source interest, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Holders should consult their tax advisors regarding the potential application of withholding under FATCA to their ownership of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering and as representatives for the underwriters named below. Under the terms and subject to the conditions contained in the underwriting agreement dated as of the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has severally, and not jointly, agreed to purchase, the aggregate principal amount of the notes set forth opposite their names in the following table:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$105,000,000
Morgan Stanley & Co. LLC	105,000,000
Wells Fargo Securities, LLC	105,000,000
BofA Securities, Inc.	8,750,000
Credit Agricole Securities (USA) Inc.	8,750,000
J.P. Morgan Securities LLC	8,750,000
TD Securities (USA) LLC	8,750,000

Total	$350,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the notes if any of the notes are purchased.

The underwriters propose to offer the notes at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to certain other broker-dealers at those prices less a selling concession of 0.250% of the principal amount per note. The underwriters and such broker-dealers may allow a discount of 0.150% of the principal amount per note on sales to other broker-dealers. After the initial public offering, the representatives may change the public offering price and concession and discount to broker-dealers.

We have agreed that, for a period beginning on the date of this prospectus supplement and ending at the closing of the offering, we will not, without the prior written consent of Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, offer, sell, or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Parent Guarantor. Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Paid by Genpact
Per note	0.400%

We estimate that our total expenses for the offering, excluding the underwriting discount, will be approximately $1.2 million.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. We cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the notes will develop and continue after this offering. The underwriters have advised us that they intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice and in their sole discretion. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

We have agreed to indemnify the several underwriters against liabilities under the Securities Act or contribute to payments which the underwriters may be required to make in that respect.

Conflicts of Interest

As described in “Use of Proceeds,” the net proceeds of this offering may be used to repay or redeem the 2022 Notes at or prior to their maturity on April 1, 2022 and repay outstanding loans under our revolving credit facility. Certain of the underwriters or their affiliates may hold some of the Luxembourg Co-Issuer’s outstanding 2022 Notes and/or may be lenders under Genpact’s revolving credit facility. To the extent that the underwriters or their affiliates own any of the 2022 Notes and/or are lenders under Genpact’s revolving credit facility, they may receive a portion of the net proceeds of this offering. Because more than 5% of the proceeds of this offering, not including underwriting discount, may be received by affiliates of the underwriters, this offering is being conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the underwriters will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering, as the offering is of debt securities that are investment grade rated.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Stabilization Transactions and Short Sales

In connection with the offering, the underwriters (or persons acting on their behalf) may over-allot notes or effect transactions with a view to supporting the market price of the notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur.

Any such stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than 30 calendar days after the date on which the Issuers received the proceeds of the issue, or no later than 60 calendar days after the date of allotment of the notes, whichever is the earlier. Any stabilization action or over-allotment must be conducted by the relevant underwriter (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the relevant underwriter (or persons acting on their behalf) and on the New York Stock Exchange.

These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase from us in the offering.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time and stabilizing transactions must be brought to an end after a limited period as set up above. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Settlement

We expect to deliver the notes on or about March 26, 2021, which will be the third business day after the date of this prospectus supplement (such settlement cycle being herein referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery date may be required to specify an alternate settlement cycle at the time of trade to prevent a failed settlement. Investors who wish to trade the notes prior to the delivery date should consult their own advisors.

Selling Restrictions

European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of notes shall require the Issuers or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer.

Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the Prospectus Regulation. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the

“Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in a Member State of the EEA who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuers that it and any person on whose behalf it acquires notes is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation, and not a “retail investor” (as defined above).

Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither the Issuers nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

United Kingdom

This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the UK Prospectus Regulation, provided that no such offer of notes shall require the Issuers or any of the underwriters to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case in relation to such offer.

Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes to any legal entity which is not a qualified investor as defined in the UK Prospectus Regulation. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client , as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement, or to whom the notes are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Issuers that it and any person on whose behalf it acquires notes is a “qualified investor” within the meaning of Article 2(e) of the UK Prospectus Regulation, and not a “retail investor” (as defined above).

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the notes is responsible for undertaking its own target market assessment in respect of the notes and determining the appropriate distribution channels. Neither the Issuers nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the UK MiFIR Product Governance Rules.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1919, as amended) (the “FIEL”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person (as defined under Section 275(2) of the SFA), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)    a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)    a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then “securities” (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferrable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)    to an institutional investor under Section 274 of the SFA or to a relevant person, , or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)    where no consideration is or will be given for the transfer;

(iii)    where the transfer is by operation of law.

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC pursuant to relevant securities laws and regulations and may not be sold, issued or offered within the ROC through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of the ROC or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of the ROC and/or other regulatory authority of the ROC. No person or entity in the ROC has been authorized to offer or sell the notes in the ROC.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LUXEMBOURG LAW CONSIDERATIONS

Enforcement of Civil Liability Judgments under Luxembourg Law

The Luxembourg Co-Issuer has been advised by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), its Luxembourg counsel, that, although there is no treaty between Luxembourg and the United States regarding the reciprocal enforcement of judgments, a valid final and conclusive judgment against the Luxembourg Co-Issuer with respect to the notes obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be recognized and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures set out in Articles 678 et seq. of the Luxembourg Nouveau code de procédure civile being, together with applicable Luxembourg case law:

•	the foreign judgment must be enforceable in the country of origin;

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules;

•	the foreign proceedings must have been regular in light of the laws of the country of origin;

•	the rights of defense must not have been violated;

•	the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules;

•	the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public policy; and

•	the foreign judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”).

The Luxembourg Co-Issuer has also been advised by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) that if an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law if the choice of the foreign law was not made bona fide or if the foreign law was not pleaded and proved or if pleaded and proved, the foreign law was contrary to Luxembourg mandatory provisions (lois impératives) or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U.S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.

Public deeds such as, inter alia, judgments and exequatur orders and other documents subject to mandatory registration in Luxembourg are required to be registered with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 percent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered.

The registration with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg of any private deed, which is not subject to mandatory registration in Luxembourg per se, will nevertheless also be required, where such private deed is physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 percent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered. These registration duties will equally be payable in the case of voluntary registration of an agreement.

Subject to the foregoing, investors may be able to enforce in Luxembourg judgments in civil and commercial matters that have been obtained from U.S. Federal or state courts. However, we cannot assure you that those judgments will be recognized or enforceable in Luxembourg. In addition, it is questionable whether a Luxembourg court would accept jurisdiction and impose civil liability if the original action was commenced in Luxembourg instead of the United States, and predicated solely upon U.S. Federal securities laws.

Insolvency Considerations

The insolvency laws of Luxembourg may not be as favorable to holders of notes as insolvency laws of other jurisdictions with which investors may be familiar. The Luxembourg Co-Issuer is organized and has its center of main interests (centre des intérêts principaux), for the purposes of the EU Insolvency Regulation, in Luxembourg.

Accordingly, insolvency proceedings affecting the Luxembourg Co-Issuer would be governed by Luxembourg insolvency laws. The following is a brief description of the key features of Luxembourg insolvency proceedings and certain aspects of insolvency laws in Luxembourg.

Luxembourg Insolvency Proceedings

Under Luxembourg insolvency laws, the following types of insolvency proceedings (together referred to as “Insolvency Proceedings”) may be opened against the Luxembourg Co-Issuer to the extent that the Luxembourg Co-Issuer has its registered office or its center of main interests (centre des intérêts principaux) (for the purposes of the EU Insolvency Regulation) in Luxembourg:

•	bankruptcy proceedings (faillite);

•	controlled management proceedings (gestion contrôlée); and

•	preventive composition proceedings (concordat préventif de la faillite).

In addition to these Insolvency Proceedings, the ability of the holders of the notes to receive payment on the notes may be affected by a decision of the Commercial District Court (Tribunal d’arrondissement siégeant en matière commerciale) granting suspension of payments (sursis de paiements) or putting the Luxembourg Co-Issuer into judicial liquidation (liquidation judiciaire).

1.	Bankruptcy proceedings (faillite)

A.    General administration of bankruptcy proceedings The opening of bankruptcy proceedings may be requested by the Luxembourg Co-Issuer or by any of its creditors.

Following such a request, the Commercial District Court having jurisdiction may open bankruptcy proceedings in the event that the Luxembourg Co-Issuer (a) has ceased to make payments (cessation de paiements) and (b) has lost its commercial creditworthiness (ébranlement de crédit). If the Commercial District Court considers that these conditions are met, it may open bankruptcy proceedings on its own motion, absent a request made by the Luxembourg Co-Issuer or a creditor.

If the Commercial District Court declares a company bankrupt, it will appoint one or more bankruptcy receivers (curateur(s)), depending on the complexity of the proceedings and a supervisory judge (juge-commissaire) to supervise the bankruptcy proceedings.

The period within which creditors must file their proof of claims (déclaration de créance) is specified in the judgment adjudicating the company bankrupt. Claims filed after such period may nevertheless be taken into account by the bankruptcy receiver subject to certain limitations as to distributable proceeds.

The bankruptcy receiver takes over the management and control of the Luxembourg Co-Issuer in place of the directors. The bankruptcy receiver will realize the Luxembourg Co-Issuer’s assets and distribute the proceeds to the Luxembourg Co-Issuer’s creditors in accordance with the statutory order of payment and, if there are any funds left, to the bankrupt company’s shareholders. The bankruptcy receiver represents the Luxembourg Co-Issuer as well as the creditors collectively (masse des créanciers).

The bankruptcy receiver will need to obtain from the Commercial District Court permission for certain acts, such as agreeing to a settlement of claims or deciding to pursue the business of the Luxembourg Co-Issuer during the bankruptcy proceedings.

Bankruptcy is governed by public policy and rules, which generally delay the process and limit restructuring options of the group to which the bankrupt company belongs.

On closing of the bankruptcy proceedings, the bankrupt company will normally be dissolved.

B.    Effects of bankruptcy proceedings The main effect of bankruptcy proceedings is the suspension of all measures of enforcement against the Luxembourg Co-Issuer , except, subject to certain limited exceptions, for secured creditors, and the payment of unsecured creditors of the Luxembourg Co-Issuer in accordance with their rank upon the realization of the assets of the Luxembourg Co-Issuer.

In principle, contracts of the bankrupt company are not automatically terminated on commencement of bankruptcy proceedings, save for contracts for which the identity or solvency of the company was crucial (intuitu personae agreements) for the other party. However, certain contracts are terminated automatically by law, such as employment contracts, unless expressly confirmed by the receiver. Contractual provisions purporting to terminate a contract upon bankruptcy are generally held as being valid. The receiver may choose to terminate contracts of the company subject to the rule of “exceptio non adimpleti contractus” and the creditors’ interest.

Unsecured claims of the Luxembourg Co-Issuer (such as the Luxembourg Co-Issuer’s liabilities under the notes) will, in the event of a liquidation of the Luxembourg Co-Issuer , only rank after (i) the cost of liquidation (including any debt incurred for the purpose of such liquidation) and (ii) the debts of the Luxembourg Co-Issuer that are entitled to priority under Luxembourg law. Preferential debts under Luxembourg law include, inter alia:

•	certain amounts owed to the Luxembourg Revenue;

•	value-added tax and other taxes and duties owed to the Luxembourg Customs and Excise;

•	social security contributions; and

•	remuneration owed to employees.

Assets over which a security interest has been granted will in principle not be available for distribution to unsecured creditors of the Luxembourg Co-Issuer (except after enforcement and to the extent a surplus is realized and subject to application of the relevant priority rules, liens and privileges arising mandatorily by law). During insolvency proceedings, all enforcement measures by unsecured creditors of the Luxembourg Co-Issuer are suspended.

Luxembourg insolvency laws may also affect transactions entered into or payments made by the Luxembourg Co-Issuer during the pre-bankruptcy hardening period (période suspecte) which is fixed by the Luxembourg court and dates back not more than six months as from the date on which the Luxembourg court formally adjudicates a company bankrupt, and, as for specific payments and transactions, during an additional period of ten days before the commencement of such period. In particular:

•

pursuant to article 445 of the Luxembourg code of commerce, some transactions (in particular, the granting of a security interest for antecedent debts, save in respect of financial collateral arrangements within the meaning of the Luxembourg law of August 5, 2005 on collateral arrangements, as amended (the “Collateral Act 2005”); the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange (unless, arguably, that method of payment was agreed from inception) and transactions without consideration or with substantially inadequate consideration entered into during the suspect period (or the ten days preceding it)) must be set aside, if so requested by the bankruptcy receiver;

•

pursuant to article 446 of the Luxembourg code of commerce, payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to setting aside by the Commercial District Court upon proceedings initiated by the bankruptcy receiver, if they were concluded with the knowledge of the bankrupt’s cessation of payments; and

•

pursuant to article 448 of the Luxembourg code of commerce and article 1167 of the Luxembourg civil code (action paulienne), the bankruptcy receiver (acting on behalf of the creditors) has the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

2.	Controlled management proceedings (gestion contrôlée)

A.    General administration of controlled management proceedings If the Luxembourg Co-Issuer has lost its commercial creditworthiness (ébranlement de crédit) or is not in a position to completely fulfill its obligations, it can apply for the regime of controlled management in order either (i) to restructure its business or (ii) to realize its assets in good conditions. An application for controlled management can only be made by the Luxembourg Co-Issuer.

The loss of commercial creditworthiness (ébranlement de crédit) is identical to the credit test applied in bankruptcy proceedings. As to the second criteria (that is, the case where a company is not in a position to completely fulfill its obligations), a broad view of the total situation of the Luxembourg Co-Issuer is taken. Controlled management proceedings are only available for good-faith debtor.

Controlled management proceedings are rarely used as they are not often successful and generally lead to bankruptcy proceedings. They are occasionally applied to companies, in particular holding or finance companies, which are part of an international group and whose inability to meet obligations results from a default of group companies.

The proceedings are divided into three steps:

1.    The Luxembourg Co-Issuer must file an application with the Commercial District Court. The Commercial District Court can reject the application because (i) the Luxembourg Co-Issuer has already been declared bankrupt or (ii) the evidence brought forward by the Luxembourg Co-Issuer does not ensure the stabilization and the normal exercise of the Luxembourg Co-Issuer’s business or improve the realization of the Luxembourg Co-Issuer’s assets in better conditions. If the application is upheld at this stage, the Commercial District Court will appoint an investigating judge (juge délégué) to make a report on the overall situation of the Luxembourg Co-Issuer.

2.    Once the investigating judge has delivered a report, the Commercial District Court may (i) turn down the application on the ground that the proposals made by the applicant are unlikely to lead to the reorganization of the business or the realization of the assets in better conditions or (ii) appoint one or more administrators (commissaires) who will supervise the management of the assets of the Luxembourg Co-Issuer. If the Commercial District Court ascertains that the Luxembourg Co-Issuer is unable to pay its creditors (i.e. the Issuer has ceased its payments (cessation de paiements)), it may set the date as from which the Luxembourg Co-Issuer will be deemed to have been in such situation. Such date may be set up to six months prior to the filing of application for controlled management proceedings. However, bankruptcy may only be declared if the two conditions for bankruptcy are met (cessation of payment (cessation de paiements) and loss of commercial creditworthiness (ébranlement de crédit)), and if the application has been dismissed either before or after consideration of the report by the investigating judge or after the reorganization plan proposed by the administrators (commissaires) at the third step described below. The administrators will draw up the inventory of the assets as well as the financial situation of the Luxembourg Co-Issuer. They are also in charge of the annual accounts of the Luxembourg Co-Issuer. The administrators may also prescribe any act they consider to be in the interests of the applicant or its creditors. The administrators have to be convened to any meeting of the board of directors or of managers. They may attend all board meetings but have no voting rights. They have the right to convene such board meetings.

3.    The administrators will draft a reorganization plan in respect of the applicant’s business or a plan for realization of the assets, within the deadlines set forth by the Commercial District Court. The plan shall equitably take into account all interests involved and will comply with the ranking of mortgages (hypothèques) and privileges (privilèges) as required by law, without taking into account any contractual clause regarding termination, penalties or acceleration. The administrators will notify the draft plan to the creditors, joint debtors and guarantors. Within fifteen days of such notification or publication, the creditors will inform the Commercial District Court whether they agree or object to the draft plan. Any creditor who abstains will be considered as having adhered to the plan. The creditors, the company, the joint debtors and the guarantors may submit written observations to the Commercial District Court. The Commercial District Court may (i) approve the plan if a majority of the creditors representing, via their claims which have not been challenged by the administrators, at least half of the Luxembourg Co-Issuer’s liabilities have agreed thereto or (ii) disagree with the plan proposed by the administrators even though a majority of the creditors representing, via their claims which have not been challenged by the administrators, at least half of the company’s liabilities have agreed to such plan, in which case the application for controlled management will be dismissed or (iii) ask the administrators to propose an amended plan (such amended plan will have to be submitted again to the creditors). The judgment approving the plan will be binding upon the company and its creditors, joint debtors and guarantors. The fees of the administrators will be fixed by the Commercial District Court and will be borne by the company. The administrators who at the same time are creditors of the applicant are not entitled to any fees.

B.    Effects of a controlled management proceedings

As from the day of the appointment of the investigating judge and up to the final decision on the application for controlled management, any subsequent enforcement proceedings or acts, even if initiated by privileged creditors (including creditors who have the benefit of pledges (gages) and mortgages (hypothèques)) are stayed, save as provided for by the Collateral Act 2005. The Luxembourg Co-Issuer may not enter into any act of disposition, mortgage and contract or accept any movable asset without the authorization of the investigating judge.

Once the administrators have been appointed, the Luxembourg Co-Issuer may not carry out any act (including receiving funds, lending money, granting any security, or making any payment) without the prior authorization of the administrators. The administrators may bring any action before the Commercial District Court in order to have any act made in violation of the legislation governing the controlled management or in fraud of the creditors’ rights be set aside. Subject to the prior authorization of the Commercial District Court, they may bring an action

(i) to have the directors, managers or the statutory auditor be held liable or (ii) if the Commercial District Court has declared the company to be in cessation of payments, to have certain payments, compensations or security interests be set aside (under certain conditions set forth in Articles 445 et seq. of the Luxembourg code of commerce).

3.	Preventive composition proceedings (concordat préventif de la faillite)

A.    General administration of preventive composition proceedings

The Luxembourg Co-Issuer may enter into a preventive composition proceeding (concordat préventif de la faillite) in order to resolve its financial difficulties by entering into an agreement with its creditors, the purpose of which is to avoid bankruptcy.

Preventive composition proceedings may only be applied for by a company which is in financial difficulty. Similar to controlled management proceedings, the preventive composition proceedings are not available if the company has already been declared bankrupt by the Commercial District Court or if the company is acting in bad faith. The application for the preventive composition proceedings can only be made by the Luxembourg Co-Issuer and must be supported by proposals of preventive composition.

The Commercial District Court will delegate to a delegated judge (juge délégué) the duty to verify, and to prepare a report on, the situation of the Luxembourg Co-Issuer. Based on such report, the Commercial District Court will decide whether or not to pursue the preventive composition proceedings. If the Commercial District Court considers that the procedure should not be pursued, it will in the same judgment declare the bankruptcy of the company (which bankruptcy may also be declared during the preventive composition proceedings if the conditions for the composition proceedings are not met). If the Commercial District Court considers that the procedure may be pursued, it will set the place, date and hour of a meeting (assemblée concordataire) at which the creditors will be convened. The delegated judge will make its report at the assemblée concordataire.

The preventive composition may only be adopted if a majority of the creditors representing, by their unchallenged claims, three-quarters of the Luxembourg Co-Issuer’s debt, has adhered to the proposal and if the preventive composition has been homologated by the Commercial District Court. Creditors benefiting from mortgages (hypothèques), privileges (privilèges) or pledges (gages) only have a deliberating voice in the operations of the concordat, if they renounce the benefit of their mortgages, privileges or pledges. The vote in favor of the concordat entails renunciation. The renunciation may be limited by the secured creditors to only a portion (but representing at least 50% in value) of their claims with corresponding voting rights.

The preventive composition has no effect on the claims secured by a mortgage, a privilege or a pledge and on claims by the tax authorities. If the application results in a preventive composition arrangement sanctioned by the Commercial District Court, the preventive composition could still either be annulled (if it has not been executed) or terminated (in case of fraud or bad faith of the company). In such scenarios, the Commercial District Court may adjudicate bankrupt the Luxembourg Co-Issuer. The bankruptcy judgment can decide to set the date of cessation of payment to the date of the application for the preventive composition proceedings. If that date is less than six months prior to the bankruptcy judgment, the court can of course set the cessation of payment date at six months prior to its judgment.

Preventive composition proceedings are rarely used in practice since they are not binding upon secured creditors.

B.    Effects of a preventive composition proceedings

The Luxembourg Co-Issuer’s business activities continue during the preventive composition proceedings. While the preventive composition is being negotiated, the Luxembourg Co-Issuer may not dispose of, or grant any security over, any assets without the approval of the delegated judge. Once the preventive composition has been agreed by the Commercial District Court, this restriction is lifted. However, the Luxembourg Co-Issuer’s business activities will still be supervised by the delegated judge.

Except as provided for in Collateral Act 2005, while the preventive composition is being negotiated, unsecured creditors may not take action against the company to recover their claims. Secured creditors who do not participate in the preventive composition proceedings may take action against the Luxembourg Co-Issuer to recover their claims and to enforce their security. Fraudulent transactions which took place before the date on which the Commercial District Court commenced preventive composition proceedings may be set aside (please see the bankruptcy proceedings section above).

4.	Suspension of payments proceedings (sursis de paiements)

A.    General administration of a suspension of payments proceedings

A suspension of payments (sursis de paiements) for commercial companies is different from the sursis de paiement proceedings available to banks and insurance companies. It can only be applied to a company which, as a result of extraordinary and unforeseeable events, has to temporarily cease its payments but which has on the basis of its balance sheet sufficient assets to pay all amounts due to its creditors. The suspension of payments may also be granted if the situation of the applicant, even though showing a loss, presents serious elements of reestablishment of the balance between its assets and its debts.

The purpose of the suspension of payments proceedings is to allow a business undertaking experiencing financial difficulties to suspend its payments for a limited time after a complex proceeding involving both the Commercial District Court and the Cour supérieure de justice and the approval by a majority of the creditors representing, by their claims, three-quarters of the company’s debts (excluding claims secured by privilege (privilège), mortgage (hypothèque) or pledge (gage)).

The suspension of payments is, however, not for general application, which is one of the main reasons it has lost its attractiveness. It only applies to those liabilities which have been assumed by the debtor prior to obtaining the suspension of payment and has no effect as far as taxes and other public charges or secured claims (by right of privilege, a mortgage or a pledge) are concerned.

B.    Effects of suspension of payments proceedings

During the suspension of payments, ordinary creditors cannot open enforcement proceedings against the Luxembourg Co-Issuer or the Luxembourg Co-Issuer’s assets. This stay on enforcement does not extend to preferred creditors, or to creditors which are secured by mortgages (hypothèques), pledges (gages) or financial collateral arrangements governed by the Collateral Act 2005. The Luxembourg Co-Issuer continues to manage its own business under the supervision of a court- appointed administrator who must approve most of the transactions carried out by the Luxembourg Co-Issuer.

When a suspension of payments ends, the stay on enforcement is terminated and the Luxembourg Co-Issuer’s directors can run the business again.

5.	Judicial liquidation

Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious violation of the Luxembourg commercial code or of the Luxembourg law dated August 10, 1915 on commercial companies, as amended.

The management of such judicial liquidation proceedings will generally follow similar rules as those applicable to bankruptcy proceedings.

Exceptional measures taken by the Grand Duchy of Luxembourg in response to the COVID-19 virus pandemic.

It should be noted that the Grand Duchy of Luxembourg has exceptionally taken, in response to the COVID-19 pandemic, certain measures including a suspension of certain procedural deadlines applicable in civil and commercial matters. This suspension of delays applies to the one-month procedural time-limit for the insolvency filing obligation provided by article 440 of the Luxembourg commercial code. In principle, such a suspension of delays should (i) not prevent directors / managers of a Luxembourg company from filing for bankruptcy (if the conditions thereof are met) and (ii) not restrict the rights of creditors to petition for bankruptcy of a Luxembourg company. Based on the current legislation, suspension of delays to file for bankruptcy within one months should remain in place until 30 June 2021.

BERMUDA LAW CONSIDERATIONS

Enforcement of Civil Liability Judgments under Bermuda Law

The Company is an exempted company organized under the laws of Bermuda.

We have been advised by our legal advisers in Bermuda that the United States and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based solely on United States federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries other than the United States.

Certain Other Bermuda Law Considerations

As a Bermuda company, we need to comply with the provisions of the Companies Act 1981 regulating the payment of dividends and making of distributions from contributed surplus. A Bermuda company is prohibited from declaring or paying a dividend, or making a distribution out of contributed surplus, if there are reasonable grounds for believing that:

•	the company is, or would after the payment be, unable to pay its liabilities as they become due; or

•	the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

We are classified as a non-resident of Bermuda for exchange control purposes by the Bermuda Monetary Authority. Pursuant to our non-resident status, we may hold any currency other than Bermuda dollars and convert that currency into any other currency, other than Bermuda dollars, without restriction.

Under Bermuda law, exempted companies are companies formed for the purpose of conducting business outside Bermuda from a principal place in Bermuda. As a result, they are exempt from Bermuda laws restricting the percentage of share capital that may be held by non-Bermudians. As an exempted company, we may not, without the express authorization of the Bermuda legislature or under a license granted by the Minister of Finance, participate in various specified business transactions, including:

•

the acquisition or holding of land in Bermuda, except land held by way of lease or tenancy agreement which is required for our business and held for a term not exceeding 50 years, or which is used to provide accommodation or recreational facilities for our officers and employees and held with the consent of the Bermuda Minister of Finance, for a term not exceeding 21 years;

•	the taking of mortgages on land in Bermuda in excess of $50,000;

•	the acquisition of any bonds or debentures secured by any land in Bermuda, other than certain types of Bermuda government securities; or

•	subject to some exceptions, the carrying on of business of any kind in Bermuda for which we are not licensed in Bermuda.

Under Bermuda law, non-Bermudians, other than spouses of Bermudians and holders of permanent resident’s certificates, may not engage in any gainful occupation in Bermuda without a work permit. It is possible that we could lose the services of one or more of these people if we are unable to obtain or renew the required work permits. In addition, exempted companies, such as the Company, must comply with Bermuda resident representation provisions under the Companies Act which require that a minimum number of offices must be filled by persons who are ordinarily resident in Bermuda. We do not believe that such compliance will result in any material expense to us.

LEGAL MATTERS

The validity of the notes offered by this prospectus supplement will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2019 and 2020, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein in reliance upon the reports of KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report dated March 1, 2021, on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that Genpact Limited acquired Enquero Inc. and certain affiliated entities, and SomethingDigital.Com LLC, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Enquero Inc.’s and certain affiliated entities’, and SomethingDigital.Com LLC’s internal control over financial reporting associated with total assets of $230,184 thousand (of which $197,394 thousand represents goodwill and intangible assets within the scope of the assessment) and total net revenues of $3,933 thousand included in the consolidated financial statements of Genpact Limited as of and for the year ended December 31, 2020. KPMG Assurance and Consulting Services LLP’s audit of internal control over financial reporting of Genpact Limited also excluded an evaluation of the internal control over financial reporting of Enquero Inc. and certain affiliated entities and SomethingDigital.Com LLC.

PROSPECTUS

Genpact Limited

Guarantees of Debt Securities

Genpact Luxembourg S.à r.l.

Debt Securities

Genpact USA, Inc.

Debt Securities

Guarantees of Debt Securities

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common shares trade on The New York Stock Exchange under the symbol “G.”

Investing in these securities involves risk. See “Risk Factors” on page 6 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” appearing below.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise stated or the context otherwise indicates, references in this prospectus to “Genpact,” “we,” “our,” “us” and “the Company” refer, collectively, to Genpact Limited, a Bermuda exempted company, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.genpact.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 001-33626) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Genpact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 1, 2021;

•

The portions of Genpact’s Proxy Statement on Schedule 14A, filed with the SEC on April  9, 2020, incorporated by reference into Genpact’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 2, 2020; and

•	Genpact’s Current Report on Form 8-K, as filed with the SEC on March 23, 2021.

You may request a copy of these filings, which we will deliver to you at no cost, by writing or calling us at the following address and telephone number:

Genpact Limited

c/o Genpact LLC

1155 Avenue of the Americas, 4th Floor

New York, NY 10036

Attn: Investor Relations

Telephone: (646) 624-5913

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference herein may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “could,” “may,” “shall,” “will,” “would” and variations of such words and similar expressions, or the negative of such words or similar expressions. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events.

There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. In particular, you should consider the numerous risks outlined in the section of this prospectus and any accompanying prospectus supplement entitled “Risk Factors,” as well as in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our other filings with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus.

These forward-looking statements include, but are not limited to, statements relating to:

•	our ability to retain existing clients and contracts;

•	our ability to win new clients and engagements;

•	the expected value of the statements of work under our master service agreements;

•	our beliefs about future trends in the markets in which we operate;

•

political, economic or business conditions in countries where we have operations or where our clients operate, including related to the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, and heightened economic and political uncertainty within and among other European Union member states;

•	expected spending on business process outsourcing, information technology and digital transformation services by clients;

•	foreign currency exchange rates;

•	our ability to convert bookings to revenue;

•	our rate of employee attrition;

•	our effective tax rate; and

•	competition in our industry.

Factors that may cause actual results to differ from expected results include, among others:

•	the impact of the COVID-19 pandemic and related response measures on our business, results of operations and financial condition;

•	our ability to develop and successfully execute our business strategies;

•	our ability to grow our business and effectively manage growth and international operations while maintaining effective internal controls;

•	our ability to comply with data protection laws and regulations and to maintain the security and confidentiality of personal and other sensitive data of our clients, employees or others;

•	telecommunications or technology disruptions or breaches, natural or other disasters, or medical epidemics or pandemics, including the COVID-19 pandemic;

•

our dependence on favorable policies and tax laws that may be changed or amended in a manner adverse to us or be unavailable to us in the future, including as a result of tax policy changes in India, and our ability to effectively execute our tax planning strategies;

•	our dependence on revenues derived from clients in the United States and Europe and clients that operate in certain industries, such as the financial services industry;

•	our ability to successfully consummate or integrate strategic acquisitions;

•	our ability to maintain pricing and employee utilization rates;

•	our ability to hire and retain enough qualified employees to support our operations;

•	increases in wages in locations in which we have operations;

•	our ability to service our defined contribution and benefit plans payment obligations;

•	clarification as to the possible retrospective application of a judicial pronouncement in India regarding our defined contribution and benefit plans payment obligations;

•	our relative dependence on the General Electric Company (“GE”) and our ability to maintain our relationships with divested GE businesses;

•

financing terms, including, but not limited to, changes in the London Interbank Offered rate, or LIBOR, including the pending global phase-out of LIBOR, the development of alternative rates, including the Secured Overnight Financing Rate, and changes to our credit ratings;

•

our ability to meet our corporate funding needs, pay dividends and service debt, including our ability to comply with the restrictions that apply to our indebtedness that may limit our business activities and investment opportunities;

•	restrictions on visas for our employees traveling to North America and Europe;

•	fluctuations in currency exchange rates between the currencies in which we transact business;

•	our ability to retain senior management;

•	the selling cycle for our client relationships;

•	our ability to attract and retain clients and our ability to develop and maintain client relationships on attractive terms;

•	legislation in the United States or elsewhere that restricts or adversely affects demand for business process outsourcing, information technology and digital transformation services offshore;

•	increasing competition in our industry;

•	our ability to protect our intellectual property and the intellectual property of others;

•	deterioration in the global economic environment and its impact on our clients, including the bankruptcy of our clients;

•	regulatory, legislative and judicial developments, including the withdrawal of governmental fiscal incentives;

•	the international nature of our business;

•	technological innovation;

•	our ability to derive revenues from new service offerings; and

•	unionization of any of our employees.

Although we believe the expectations reflected in the forward-looking statements are reasonable at the time they are made, we cannot guarantee future results, level of activity, performance or achievements. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements. Except as required by law, we undertake no obligation to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations. You are advised, however, to consult any further disclosures we make on related subjects in our Reports on Form 10-K, Form 10-Q and Form 8-K to the SEC. See “Where You Can Find More Information” and “Incorporation By Reference.”

ABOUT GENPACT LIMITED

Genpact is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Fortune Global 500 companies. We have more than 93,000 employees serving clients in key industry verticals from more than 30 countries.

Genpact Limited is a Bermuda exempted company. Its registered office is located at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda, and its telephone number at that address is (441) 298-3300. The administrative and principal office of its affiliate, Genpact LLC, in the United States is located at 1155 Avenue of the Americas, 4th Floor, New York, NY 10036.

ABOUT GENPACT LUXEMBOURG S.À R.L.

Genpact Luxembourg S.à r.l. is an indirect, wholly-owned subsidiary of Genpact Limited. It is a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg trade and company register under number B131.149. Its registered office is located at 12F, Rue Guillaume Kroll, L-1882 Luxembourg.

ABOUT GENPACT USA, INC.

Genpact USA, Inc., a Delaware corporation, is an indirect, wholly-owned subsidiary of Genpact Limited and a direct, wholly-owned subsidiary of Genpact Luxembourg S.à r.l.

RISK FACTORS

Investing in the securities described in this prospectus involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in such securities described in our Annual Report on Form 10-K for the year ended December 31, 2020 and in any subsequent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K under Item 1A, “Risk Factors,” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to each type or series of securities we may offer may contain a discussion of additional risks applicable to an investment in the securities described in this prospectus and the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The debt securities will be direct unsecured obligations of Genpact Luxembourg S.à r.l. and, if co-issued by Genpact USA, Inc., will be direct unsecured obligations of Genpact USA, Inc., as specified in the applicable prospectus supplement, and will be senior debt securities. The debt securities will be issued under the applicable indenture filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939.

Genpact Luxembourg S.à r.l. may issue debt securities in one or more series. Genpact Luxembourg S.à r.l. and Genpact USA, Inc. may co-issue debt securities in one or more series. Specific terms of each series of debt securities will be contained in a supplemental indenture to the applicable indenture. The specific terms will be described in a prospectus supplement.

The debt securities will be fully and unconditionally guaranteed by Genpact Limited, as the guarantor.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, or any trustee, or any other agent of ours or of any trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of the securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can provide no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the validity of the securities offered hereby relating to: (i) New York law will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, (ii) Luxembourg law will be passed upon for us by Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg), our Luxembourg counsel, and (iii) Bermuda law will be passed upon for us by Appleby (Bermuda) Limited, our Bermuda counsel.

EXPERTS

The consolidated financial statements of Genpact Limited as of December 31, 2019 and 2020, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG Assurance and Consulting Services LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report dated March 1, 2021, on the effectiveness of internal control over financial reporting as of December 31, 2020, contains an explanatory paragraph that states that Genpact Limited acquired Enquero Inc. and certain affiliated entities, and SomethingDigital.Com LLC, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, Enquero Inc.’s and certain affiliated entities’, and SomethingDigital.Com LLC’s internal control over financial reporting associated with total assets of $230,184 thousand (of which $197,394 thousand represents goodwill and intangible assets within the scope of the assessment) and total net revenues of $3,933 thousand included in the consolidated financial statements of Genpact Limited as of and for the year ended December 31, 2020. KPMG Assurance and Consulting Services LLP’s audit of internal control over financial reporting of Genpact Limited also excluded an evaluation of the internal control over financial reporting of Enquero Inc. and certain affiliated entities and SomethingDigital.Com LLC.

$350,000,000

Genpact Luxembourg S.à r.l.

Genpact USA, Inc.

1.750% Senior Notes due 2026

Guaranteed by Genpact Limited

P R  O S P E C T U S    S U P P L E M E N T

March 23, 2021

Joint Book-Running Managers

Citigroup	Morgan Stanley	Wells Fargo Securities

BofA Securities	Credit Agricole CIB	J.P. Morgan	TD Securities